                                                                EXHIBIT 10.16(a)

                           LOAN AND SECURITY AGREEMENT

                           GMAC COMMERCIAL FINANCE LLC
                 (AS COLLATERAL AGENT AND ADMINISTRATIVE AGENT)

                                       AND

                              THE BANK OF NEW YORK
                            (AS DOCUMENTATION AGENT)

                                       AND

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                             (AS SYNDICATION AGENT)

                                       AND

                          THE LENDERS SIGNATORY HERETO
                                FROM TIME TO TIME
                                  (AS LENDERS),

                                      WITH

                              STANADYNE CORPORATION
                              (AS BORROWING AGENT)

                                       AND

                     THE OTHER LOAN PARTIES SIGNATORY HERETO
                                (AS LOAN PARTIES)

                                OCTOBER 24, 2003

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                                TABLE OF CONTENTS

                                                                                                                         Page
                                                                                                                         ----
I.       DEFINITIONS...............................................................................................        1

         1.1      Accounting Terms.................................................................................        1
         1.2      General Terms....................................................................................        1
         1.3      Uniform Commercial Code Terms....................................................................       21
         1.4      Certain Matters of Construction..................................................................       21

II.      ADVANCES, PAYMENTS........................................................................................       21

         2.1      (a) Revolving Advances...........................................................................       21
                  (b)      Individual Revolving Advances...........................................................       22
                  (c)      Discretionary Rights....................................................................       22
                  (d)      Swingline Loans.........................................................................       22
         2.2      Procedure for Borrowing..........................................................................       23
         2.3      Disbursement of Advance Proceeds.................................................................       25
         2.4      Term Loan........................................................................................       25
         2.5      [Intentionally Omitted]..........................................................................       25
         2.6      Maximum Revolving Advances.......................................................................       25
         2.7      Repayment of Advances............................................................................       25
         2.8      Repayment of Excess Advances.....................................................................       26
         2.9      Statement of Account.............................................................................       26
         2.10     Letters of Credit ...............................................................................       27
         2.11     Issuance of Letters of Credit....................................................................       27
         2.12     Requirements For Issuance of Letters of Credit...................................................       28
         2.13     Additional Payments..............................................................................       29
         2.14     Manner of Borrowing and Payment..................................................................       29
         2.15     Mandatory Prepayments............................................................................       31
         2.16     Use of Proceeds..................................................................................       31
         2.17     Defaulting Lender................................................................................       31

III.     INTEREST AND FEES.........................................................................................       32

         3.1      Interest.........................................................................................       32
         3.2      Letter of Credit Fees............................................................................       33
         3.3      Facility Fee.....................................................................................       33
         3.4      Collateral Monitoring Fee........................................................................       34
         3.5      Computation of Interest and Fees.................................................................       34
         3.6      Maximum Charges..................................................................................       34
         3.7      Increased Costs..................................................................................       34
         3.8      Basis For Determining Interest Rate Inadequate or Unfair.........................................       35
         3.9      Capital Adequacy.................................................................................       35

IV.      COLLATERAL:  GENERAL TERMS................................................................................       36

         4.1      Security Interest in the Collateral..............................................................       36

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
         4.2      Perfection of Security Interest..................................................................       36
         4.3      Disposition of Collateral........................................................................       37
         4.4      Preservation of Collateral.......................................................................       38
         4.5      Ownership of Collateral..........................................................................       38
         4.6      Defense of Agent's and Lenders' Interests........................................................       38
         4.7      Books and Records................................................................................       39
         4.8      Financial Disclosure.............................................................................       39
         4.9      Compliance with Laws.............................................................................       39
         4.10     Inspection of Premises...........................................................................       40
         4.11     Insurance........................................................................................       40
         4.12     Failure to Pay Insurance.........................................................................       41
         4.13     Payment of Taxes.................................................................................       41
         4.14     Payment of Leasehold Obligations.................................................................       42
         4.15     Accounts and other Receivables...................................................................       42
                  (a)      Nature of Accounts......................................................................       42
                  (b)      Solvency of Customers...................................................................       42
                  (c)      Locations of Loan Party.................................................................       42
                  (d)      Collection of Accounts and other Receivables............................................       42
                  (e)      Notification of Assignment of Accounts and other Receivables............................       43
                  (f)      Power of Agent to Act on Loan Parties' Behalf...........................................       43
                  (g)      No Liability............................................................................       44
                  (h)      Establishment of a Lockbox Account, Dominion Account....................................       44
                  (i)      Adjustments.............................................................................       44
         4.16     Inventory........................................................................................       45
         4.17     Maintenance of Equipment.........................................................................       45
         4.18     Exculpation of Liability.........................................................................       45
         4.19     Environmental Matters............................................................................       45
         4.20     Financing Statements.............................................................................       47

V.       REPRESENTATIONS AND WARRANTIES............................................................................       47

         5.1      Authority........................................................................................       47
         5.2      Formation and Qualification......................................................................       48
         5.3      Survival of Representations and Warranties.......................................................       48
         5.4      Tax Returns......................................................................................       48
         5.5      Financial Statements.............................................................................       48
         5.6      Corporate Name...................................................................................       49
         5.7      O.S.H.A. and Environmental Compliance............................................................       49
         5.8      Solvency; No Litigation, Violation, Indebtedness or Default......................................       50
         5.9      Patents, Trademarks, Copyrights and Licenses.....................................................       51
         5.10     Licenses and Permits.............................................................................       51
         5.11     Default of Indebtedness..........................................................................       52
         5.12     No Default.......................................................................................       52
         5.13     No Burdensome Restrictions.......................................................................       52
         5.14     No Labor Disputes................................................................................       52
         5.15     Margin Regulations...............................................................................       52
         5.16     Investment Company Act...........................................................................       52
         5.17     Disclosure.......................................................................................       52
         5.18     Delivery of Senior Subordinated Debt Documentation...............................................       52

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
         5.19     Swaps............................................................................................       53
         5.20     Conflicting Agreements...........................................................................       53
         5.21     Application of Certain Laws and Regulations......................................................       53
         5.22     Business and Property of Loan Parties............................................................       53
         5.23     Material Contracts...............................................................................       53

VI.      AFFIRMATIVE COVENANTS.....................................................................................       53

         6.1      Payment of Fees..................................................................................       53
         6.2      Conduct of Business and Maintenance of Existence and Assets......................................       53
         6.3      Violations.......................................................................................       54
         6.4      Government Receivables...........................................................................       54
         6.5      Execution of Supplemental Instruments............................................................       54
         6.6      Payment of Indebtedness..........................................................................       54
         6.7      Standards of Financial Statements................................................................       54
         6.8      Financial Covenants..............................................................................       54
                  (a)      EBITDA..................................................................................       54
                  (b)      Fixed Charge Coverage Ratio.............................................................       55
                  (c)      Senior Leverage Ratio...................................................................       55
         6.9      Minimum Undrawn Availability.....................................................................       55

VII.     NEGATIVE COVENANTS........................................................................................       56

         7.1      Merger, Consolidation, Acquisition and Sale of Assets............................................       56
         7.2      Creation of Liens................................................................................       56
         7.3      Guarantees.......................................................................................       56
         7.4      Investments......................................................................................       56
         7.5      Loans............................................................................................       56
         7.6      Capital Expenditures.............................................................................       56
         7.7      Dividends and Distributions......................................................................       58
         7.8      Indebtedness.....................................................................................       58
         7.9      Nature of Business...............................................................................       58
         7.10     Transactions with Affiliates.....................................................................       58
         7.11     Leases...........................................................................................       58
         7.12     Subsidiaries.....................................................................................       58
         7.13     Fiscal Year and Accounting Changes...............................................................       59
         7.14     Pledge of Credit.................................................................................       59
         7.15     Amendment of Articles of Formation, LLC Agreement, Certificate of Incorporation and By-Laws......       59
         7.16     Compliance with ERISA............................................................................       59
         7.17     Prepayment of Indebtedness for Money Borrowed....................................................       59
         7.18     Senior Subordinated Notes........................................................................       59
         7.19     Jurisdiction of Organization.....................................................................       60

VIII.    CONDITIONS PRECEDENT......................................................................................       60

         8.1      Conditions to Initial Advances...................................................................       60
                  (a)      Notes...................................................................................       60
                  (b)      Filings, Registrations, Recordings and Searches.........................................       60
                  (c)      Corporate Proceedings of Loan Parties...................................................       61

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
                  (d)      Incumbency Certificates of Loan Parties.................................................       61
                  (e)      Certificates............................................................................       61
                  (f)      Good Standing Certificates..............................................................       61
                  (g)      Legal Opinion...........................................................................       61
                  (h)      No Litigation...........................................................................       61
                  (i)      Collateral Examination..................................................................       61
                  (j)      Fees....................................................................................       62
                  (k)      Guaranties, Pledge Agreement, Other Documents...........................................       62
                  (l)      Insurance...............................................................................       62
                  (m)      Title Insurance.........................................................................       62
                  (n)      Environmental Reports...................................................................       62
                  (o)      Payment Instructions....................................................................       62
                  (p)      Blocked Accounts........................................................................       62
                  (q)      Consents................................................................................       62
                  (r)      No Adverse Material Change..............................................................       62
                  (s)      Leasehold Agreements....................................................................       63
                  (t)      Mortgage................................................................................       63
                  (u)      Subordinated Debt Documentation.........................................................       63
                  (v)      Contract Review.........................................................................       63
                  (w)      Closing Certificate.....................................................................       63
                  (x)      Borrowing Base..........................................................................       63
                  (y)      Undrawn Availability....................................................................       63
                  (z)      Control Agreements......................................................................       63
                  (aa)     Other...................................................................................       63
         8.2      Conditions to Each Advance.......................................................................       63
                  (a)      Representations and Warranties..........................................................       63
                  (b)      No Default..............................................................................       64
                  (c)      Maximum Revolving Advances..............................................................       64
                  (d)      Maximum Letters of Credit...............................................................       64

IX.      INFORMATION AS TO BORROWERS...............................................................................       64

         9.1      Disclosure of Material Matters...................................................................       64
         9.2      Schedules........................................................................................       64
         9.3      Environmental Reports............................................................................       65
         9.4      Litigation.......................................................................................       65
         9.5      Material Occurrences.............................................................................       65
         9.6      Government Receivables...........................................................................       65
         9.7      Annual Financial Statements......................................................................       65
         9.8      Quarterly Financial Statements...................................................................       66
         9.9      Monthly Financial Statements.....................................................................       66
         9.10     Other Reports....................................................................................       67
         9.11     Additional Information...........................................................................       67
         9.12     Projected Operating Budget.......................................................................       67
         9.13     Variances From Operating Budget..................................................................       67
         9.14     Notice of Suits, Adverse Events..................................................................       67
         9.15     ERISA Notices and Requests.......................................................................       68
         9.16     Additional Documents.............................................................................       68

X.       EVENTS OF DEFAULT.........................................................................................       68

XI.      LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT................................................................       71

         11.1     Rights and Remedies..............................................................................       71
         11.2     Application of Proceeds..........................................................................       72
         11.3     Agent's Discretion...............................................................................       72
         11.4     Setoff...........................................................................................       72
         11.5     Rights and Remedies not Exclusive................................................................       73

XII.     WAIVERS AND JUDICIAL PROCEEDINGS..........................................................................       73

         12.1     Waiver of Notice.................................................................................       73
         12.2     Delay............................................................................................       73
         12.3     Jury Waiver......................................................................................       73

XIII.    EFFECTIVE DATE AND TERMINATION............................................................................       73

         13.1     Term.............................................................................................       73
         13.2     Termination......................................................................................       73

XIV.     REGARDING AGENT...........................................................................................       74

         14.1     Appointment......................................................................................       74
         14.2     Nature of Duties.................................................................................       74
         14.3     Lack of Reliance on Agent and Resignation........................................................       75
         14.4     Certain Rights of Agent..........................................................................       75
         14.5     Reliance.........................................................................................       75
         14.6     Notice of Default................................................................................       76
         14.7     Indemnification..................................................................................       76
         14.8     Agent in its Individual Capacity.................................................................       76
         14.9     Delivery of Documents............................................................................       76
         14.10    Loan Parties' Undertaking to Agent...............................................................       76
         14.11    Documentation Agent and Syndication Agent........................................................       77

XV.      GUARANTEE.................................................................................................       77

XVI.     BORROWING AGENCY..........................................................................................       81

         16.1     Borrowing Agency Provisions......................................................................       81
         16.2     Waiver of Subrogation............................................................................       82

XVII.    MISCELLANEOUS.............................................................................................       82

         17.1     Governing Law....................................................................................       82
         17.2     Entire Understanding.............................................................................       83
         17.3     Successors and Assigns; Participations; New Lenders..............................................       84
         17.4     Application of Payments..........................................................................       87
         17.5     Indemnity........................................................................................       87

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
         17.6     Notice...........................................................................................       87
         17.7     Survival.........................................................................................       88
         17.8     Severability.....................................................................................       88
         17.9     Expenses.........................................................................................       88
         17.10    Injunctive Relief................................................................................       89
         17.11    Consequential Damages............................................................................       89
         17.12    Captions.........................................................................................       89
         17.13    Counterparts; Telecopied Signatures..............................................................       89
         17.14    Construction.....................................................................................       89
         17.15    Confidentiality; Sharing Information.............................................................       89
         17.16    Publicity........................................................................................       90

                       List of Exhibits and Schedules (*)

                                        Exhibits

           Exhibit A                    Borrowing Base Certificate
           Exhibit 2.1(a)               Revolving Credit Note
           Exhibit 2.1(d)               Swingline Note
           Exhibit 2.4                  Term Note
           Exhibit 5.5(b)               Financial Projections
           Exhibit 17.3                 Commitment Transfer Supplement

                                       Schedules

           Schedule 1.2(a)             Permitted Encumbrances
           Schedule 1.2(b)             Real Property
           Schedule 4.5                Equipment and Inventory Locations
           Schedule 4.15(c)            Location of Executive Offices
           Schedule 5.2(a)             States of Qualification and Good Standing
           Schedule 5.2(b)             Subsidiaries
           Schedule 5.4                Federal Tax Identification Number
           Schedule 5.6                Prior Names
           Schedule 5.7                Environmental
           Schedule 5.8(b)(i)          Litigation
           Schedule 5.8(d)             Plans
           Schedule 5.9                Intellectual Property, Source Code Escrow
                                        Agreements
           Schedule 5.10               Licenses and Permits
           Schedule 5.14               Labor Disputes
           Schedule 5.23               Material Contracts
           Schedule 7.3                Guarantees
           Schedule 7.4                Investments
           Schedule 7.8                Existing Indebtedness

(*) The Company shall furnish supplementally a copy of any omitted exhibits or schedules to the Commissioner upon request.

                           LOAN AND SECURITY AGREEMENT

         Loan and Security Agreement dated October 24, 2003 among STANADYNE CORPORATION, a corporation organized under the laws of the State of Delaware ("Stanadyne"), PRECISION ENGINE PRODUCTS CORP., a corporation organized under the laws of the State of Delaware ("Precision") (Stanadyne and Precision, each a "Borrower" and collectively, the "Borrowers"), STANADYNE AUTOMOTIVE HOLDING CORP., a corporation organized under the laws of the State of Delaware ("Guarantor"), the financial institutions which are now or which hereafter become a party hereto (each a "Lender" and collectively, the "Lenders") GMAC COMMERCIAL FINANCE LLC, a limited liability company organized under the laws of the State of Delaware ("GMAC CF"), as collateral agent and administrative agent for Lenders (GMAC CF, in such capacity, the "Agent"), THE BANK OF NEW YORK, a New York banking corporation ("BNY"), as documentation agent for Lenders (BNY, in such capacity, the "Documentation Agent") and WACHOVIA BANK, NATIONAL ASSOCIATION ("Wachovia"), as syndication agent for Lenders (Wachovia, in such capacity, the "Syndication Agent")

         IN CONSIDERATION of the mutual covenants and undertakings herein contained, the parties hereto hereby agree as follows:

I.       DEFINITIONS

         1.1 Accounting Terms. As used in this Agreement, the Notes, any Other Document, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP.

         1.2 General Terms. For purposes of this Agreement the following terms shall have the following meanings:

         "Accountants" shall have the meaning set forth in Section 9.7.

         "Accounts" shall mean and include as to each Loan Party, all of such Loan Party's "accounts" as defined in the UCC, whether now owned or hereafter acquired including, without limitation all present and future rights of such Loan Party to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

         "Accounts Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(i).

         "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period a rate of interest equal to:

         (a) the offered rate for deposits in U.S. dollars in the London interbank market for the relevant Interest Period which is published by the British Bankers' Association and currently appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, that if such a rate ceases to be available on that or any other source from the British Bankers' Association, Adjusted LIBO Rate shall be a rate per annum equal to the offered rate for deposits in U.S. dollars in the London interbank market for the relevant Interest Period that appears on Reuters Screen LIBO Page (or any successor page) as of 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, provided that if more than one rate is specified on Reuters Screen LIBO Page, Adjusted LIBO Rate shall be a rate per annum equal to the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%); provided, however, that if, for any reason, such a rate is not published by the British Bankers' Association or available on the Reuters Screen LIBO Page, Adjusted LIBO Rate shall be equal to a rate per annum equal to the average rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which Agent determines that U.S. dollars in an amount comparable to the amount of the applicable Loans are being offered to prime banks at approximately 11:00 a.m. (London time) on the day which is two
(2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period for settlement in immediately available funds by leading banks in the London interbank market selected by Agent; divided by

         (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System; such rate (if greater than zero) to be rounded upward to the next whole multiple of one-sixteenth of one percent (.0625%).

         "Advances" shall mean and include the Revolving Advances, Letters of Credit, and the Term Loan.

         "Advance Rates" shall have the meaning set forth in Section 2.1(a).

         "Affiliate" of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agent" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

         "Agreement" shall mean this Loan and Security Agreement, as amended, restated, modified and supplemented from time to time.

         "Applicable Margin" for each type of Advance shall mean as of the Closing Date, the applicable percentage specified below:

----------------------------------------------------------------------------------------------------------------
                                         APPLICABLE MARGIN FOR DOMESTIC RATE    APPLICABLE MARGIN FOR EURODOLLAR
  TYPE OF ADVANCE                                       LOANS                              RATE LOANS
----------------------------------------------------------------------------------------------------------------
Revolving Advances                                      1.75%                                2.75%
--------------------------------------------------------------------------------------------------
Term Loan                                               2.25%                                3.25%
--------------------------------------------------------------------------------------------------

         "Authority" shall have the meaning set forth in Section 4.19(c).

         "Base Rate" shall mean a variable rate of interest per annum equal to the rate of interest from time to time published by the Board of Governors of the Federal Reserve System in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank Prime Loan Rate, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. Base Rate also includes rates published in any successor publications of the Federal Reserve System reporting the Bank Prime Loan Rate or its equivalent. The statistical release generally sets forth a Bank Prime Loan Rate for each Business Day. The applicable Bank Prime Loan Rate for any date not set forth in such statistical release or equivalent document shall be the rate set forth for the last preceding date. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank Prime Loan Rate or equivalent, the term "Base Rate" shall mean a variable rate of interest per annum equal to the highest of the "prime rate," "reference rate," "base rate" or other similar rate as determined by Agent announced from time to time by any of Bank One, J.P. Morgan Chase & Co. or Citibank, N.A. (or any successor to any of the foregoing institutions) (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by such bank).

         "Blocked Accounts" shall have the meaning set forth in Section 4.15(h).

         "Borrower" or "Borrowers" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

         "Borrowers' Account" shall have the meaning set forth in Section 2.9.

         "Borrowing Agent" shall mean Stanadyne.

         "Borrowing Base Certificate" shall mean a certificate duly executed by an officer of Borrowing Agent appropriately completed and in substantially the form of Exhibit A.

         "Business Day" shall mean with respect to Eurodollar Rate Loans, any day on which commercial banks are open for domestic and international business, including dealings in Dollar deposit, in London, England and New York, New York and with respect to all other matters, any day other than a day on which commercial banks in New York are authorized or required by law to close.

         "Cap/Ex Carryover Amount" shall mean, for any given fiscal year, an amount equal to the (a) lesser of (i) $5,000,000 and (ii) the difference between the scheduled amount of Capital Expenditures permitted for the immediately prior fiscal year pursuant to Section 7.6 of this Agreement (exclusive of any applicable Cap/Ex Carryover Amount) minus the actual Capital Expenditures incurred by Borrowers during such immediately prior fiscal year.

         "Capital Expenditures" means, without duplication, all expenditures (including deposits) for, or contracts for expenditures with respect to any fixed assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise, as determined in accordance with GAAP, consistently applied.

         "Capital Lease" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

         "Cash Equivalents" shall mean: (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six (6) months from the date of acquisition thereof;
(b) commercial paper maturing no more than six (6) months from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; and (c) certificates of deposit or bankers' acceptances maturing within six (6) months from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000 and whose debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency and not subject to setoff rights in favor of such bank.

         "Cash Interest Expense" means, without duplication, for any period, the following: interest expenses deducted in the determination of net income (excluding (a) the amortization of fees and costs with respect to the transactions contemplated by this Agreement which have been capitalized as transaction costs, and (b) interest paid in kind).

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq.

         "Change of Control" shall mean (a) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of any Loan Party to a Person who is not an Original Owner; (b) 50% or more of the common stock of any Loan Party is no longer owned or controlled by (including for the purposes of the calculation of percentage ownership, any shares of common stock into which any capital stock of any Loan Party held by any of the Original Owners is convertible or for which any such shares of the capital stock of any Loan Party or of any other Person may be exchanged and any shares of common stock issuable to such Original Owners upon exercise of any warrants, options or similar rights which may at the time of calculation be held by such Original Owners) a Person who is either an Original Owner or an Affiliate of an Original Owner or (c) any merger or consolidation of or with any Loan Party or sale of all or substantially all of the property or assets of any Loan Party; provided, that the sale by Holding of any shares of the capital stock of Stanadyne shall be deemed a sale of substantially all of Holdings' assets. For purposes of clause (a) of this definition, "control of Loan Party" shall mean the power, direct or indirect (x) to vote 50% or more of the securities having ordinary voting power for the election of directors of any Loan Party or (y) to direct or cause the direction of the management and policies of any Loan Party by contract or otherwise.

         "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the PBGC or any environmental agency or superfund), upon the Collateral, any Loan Party or any of its Affiliates.

         "Closing Date" shall mean October 24, 2003.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

         "Collateral" shall mean and include:

                  (a)      Accounts and other Receivables;

                  (b)      certificated securities;

                  (c)      chattel paper, including electronic chattel paper;

                  (d) Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, supporting information, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

                  (e)      Contract Rights;

                  (f)      commercial tort claims;

                  (g)      deposit accounts;

                  (h)      documents;

                  (i)      financial assets;

                  (j) General Intangibles, including payment intangibles and software;

                  (k) goods (including all Equipment and Inventory), and all embedded software, accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

                  (l)      instruments;

                  (m)      Intellectual Property;

                  (n)      Investment Property;

                  (o)      Real Property;....

                  (p)      Subsidiary Stock;.

                  (q)      Leasehold Interests;

                  (r) cash, cash equivalents or other money (in every jurisdiction whatsoever);

                  (s)      letter of credit rights;

                  (t)      security entitlements;

                  (u)      supporting obligations;

                  (v)      uncertificated securities; and

                  (w) to the extent not included in the foregoing, all of each Loan Party's right, title and interest in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Loan Party's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, compensation, detinue, replevin, reclamation and repurchase; (iii) all supporting obligations and all additional amounts due to any Loan Party from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of each Loan Party's contract rights, rights of payment which have been earned under a contract right, letter of credit rights (whether or not the letter of credit is evidenced by a writing), instruments (including promissory notes), documents, chattel paper (whether tangible or electronic), warehouse receipts, deposit accounts, money and securities; (vi) if and when obtained by any Loan Party, all real, immovable, movable and personal property of third parties in which such Loan Party has been granted a lien or, security interest or a hypothec as security for the payment or enforcement of Receivables; and (vii) any other goods, movable or personal property or real or immovable property now owned or hereafter acquired in which any Loan Party has expressly granted a security interest or may in the future grant a security or a hypothec interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and any Loan Party, or any other personal property of any kind or description;

together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing.

         "Commitment Percentage" of any Lender shall mean the percentage set forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 17.3(b).

         "Commitment Transfer Supplement" shall mean a document in the form of
Exhibit 17.3, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

         "Commitments" shall mean, as to any Lender, its obligation to make Advances (including participating in Letters of Credit) in an aggregate amount not to exceed at any one time outstanding the amount set forth below such Lender's name on the signature page hereof under the heading "Commitment", as same may be adjusted in accordance with this Agreement.

         "Computer Hardware and Software" means all of each Loan Party's rights (including rights as licensee and lessee) with respect to (a) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (b) all software and all software programs designed for use on the computers and electronic data processing hardware described in clause (a) above, including all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (c) any firmware associated with any of the foregoing; and
(c) any documentation for hardware, software and firmware described in clauses
(a), (b) and (c) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

         "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on any Loan Party's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

         "Contract Rate" shall mean, as applicable, the Revolving Interest Rate or the Term Loan Rate.

         "Contract Right" means any right of each Loan Party to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

         "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Loan Party, are treated as a single employer under Section 414 of the Code.

         "Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Loan Party, pursuant to which such Loan Party is to deliver any personal property or perform any services.

         "Customs" shall have the meaning set forth in Section 2.12(c).

         "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

         "Default Rate" shall have the meaning set forth in Section 3.1.

         "Defaulting Lender" shall have the meaning set forth in Section
         2.17(a).

         "Depository Accounts" shall have the meaning set forth in Section 4.15(h).

         "Documentary Letters of Credit" shall mean all Letters of Credit issued in connection with this Agreement to pay the purchase price for Inventory purchased by a Borrower.

         "Documents" shall have the meaning set forth in Section 8.1(c).

         "Dollar" and the sign "$" shall mean lawful money of the United States of America.

         "Domestic Rate Loan" shall mean any Advance that bears interest based upon the Base Rate.

         "Early Termination Date" shall have the meaning set forth in Section 13.1.

         "EBITDA" means for any period, without duplication, the total of the following for Loan Parties and their Subsidiaries on a consolidated basis, each calculated for such period: (a) net income determined in accordance with GAAP; plus, to the extent included in the calculation of net income, (b) the sum of
(i) income and franchise taxes paid or accrued; (ii) interest expenses, net of interest income, paid or accrued; (iii) amortization and depreciation and (iv) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business); less to the extent included in the calculation of net income, (c) the sum of (i) the income of any Person (other than wholly-owned Subsidiaries of Borrowers) in which Borrowers or a wholly owned Subsidiary of Borrowers or joint ventures owned by Borrowers, has an ownership interest except to the extent such income is received by Borrowers or such wholly-owned Subsidiary or joint ventures owned by Borrowers, in a cash distribution during such period; (ii) gains or losses from sales or other dispositions of assets (other than Inventory in the normal course of business); and (iii) the greater of (A) $0 and (B) the sum of extraordinary or non-recurring gains less extraordinary or non-recurring "cash" losses.

         "Eligible Accounts" shall mean and include with respect to each Borrower, each Account of such Borrower arising in the ordinary course of such Borrower's business and which Agent, in its sole credit judgment, shall deem to be an Eligible Account, based on such considerations as Agent may from time to time deem appropriate. An Account shall not be deemed eligible unless such Account is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Account shall be an Eligible Account if:

         (a) it arises out of a sale made by any Borrower to an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;

         (b) it is due or unpaid more than sixty (60) days after the original due date or one hundred twenty (120) days after the original invoice date;

         (c) fifty percent (50%) or more of the Accounts from such Customer are not deemed Eligible Accounts hereunder. Such percentage may, in Agent's sole discretion, be increased or decreased from time to time;

         (d) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached;

         (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

         (g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

         (h) Agent believes, in its sole judgment, reasonably exercised, that collection of such Account is insecure or that such Account may not be paid by reason of the Customer's financial inability to pay;

         (i) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless Borrower assigns its right to payment of such Account to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

         (j) the goods giving rise to such Account have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Account have not been performed by the applicable Borrower and accepted by the Customer or the Account otherwise does not represent a final sale;

         (k) the Account of the Customer exceed a credit limit determined by Agent, in its sole discretion, to the extent such Account exceeds such limit; it being acknowledged that Agent shall use its reasonable efforts to provide Borrowers with notice of any change in any credit limit for any Customer established by Agent, but the failure to provide such notice shall not limit, impair or otherwise affect Agent's rights hereunder;

         (l) the Account is subject to any offset, deduction, defense, dispute, or counterclaim, the Customer is also a creditor or supplier of a Borrower or the Account is contingent in any respect or for any reason; except that, with respect to Accounts that are subject to offset as a result of volume rebates owing to a Customer by a Borrower, such Accounts shall be deemed to be Eligible Accounts to the extent that the aggregate amount of such Accounts exceeds the aggregate amount of the volume rebate owing to such Customer;

         (m) the applicable Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

         (n) shipment of the merchandise or the rendition of services has not been completed;

         (o) any return, rejection or repossession of the merchandise has occurred;

         (p)      such Account is not payable to a Borrower; or

         (q) Accounts with respect to which the Customer is located in New Jersey, Minnesota, or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless the applicable Borrower is incorporated under the laws of such state or has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year.

         "Eligible Inventory" shall mean and include raw material, work-in-process and finished goods Inventory owned by and in the possession of a Borrower and located at premises of a Borrower listed on Schedule 4.5, with respect to each Borrower valued at the lower of cost or market value, determined on a first-in-first-out basis, which is not, in Agent's opinion, obsolete, slow moving or unmerchantable and which Agent, in its sole discretion, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and no other Lien and whether the Inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof.

         "Environmental Complaint" shall have the meaning set forth in Section 4.19(c).

         "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, formal agency, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

         "Environmental Reports" shall mean all such documents as are listed on
Schedule 5.7.

         "Equipment" shall mean and include as to each Loan Party all of such Loan Party's goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

         "Eurodollar Rate" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the rate per annum (such Eurodollar Rate to be adjusted to the next higher 1/100 of one percent (1%)) equal to the Adjusted LIBO Rate.

         "Eurodollar Rate Loan" shall mean an Advance at any time that bears interest based on the Adjusted LIBO Rate.

         "Event of Default" shall mean the occurrence of any of the events set forth in Article X.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent.

         "Fee Letter" shall mean the fee letter dated as of the date hereof, among Loan Parties and GMAC CF.

         "Fixed Charge Coverage Ratio" shall mean and include, with respect to any fiscal period, the ratio of (a) (i) Operating Cash Flow during such period to (b) Fixed Charges during such period.

         "Fixed Charges" means, for any period, the sum of (a) Cash Interest Expense of Borrowers and their Subsidiaries, plus (b) scheduled payments of principal with respect to all Indebtedness of Borrowers and their Subsidiaries (other than amounts paid in connection with the redemption or repurchase of any Senior Subordinated Notes as permitted under Section 7.18 hereof), plus (c) any provision for (to the extent it is greater than zero) income or franchise taxes included in the determination of net income, excluding any provision for deferred taxes, plus (d) payment of deferred taxes accrued in any prior period, plus (e) all amounts paid to shareholders as permitted under Section 7.7 hereof in excess of $750,000, less (f) interest income during such period.

         "Formula Amount" shall have the meaning set forth in Section 2.1(a).

         "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time, as may be amended from time to time by the Financial Accounting Standards Board; except that, if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section

6.8 hereof, Agent and Borrowers shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenants with the intent of having the respective positions of the Agent, Lenders and the Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 6.8 hereof shall be calculated on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered to Agent prior to the date hereof.

         "General Intangibles" shall mean and include as to each Loan Party all of such Loan Party's general intangibles, whether now owned or hereafter acquired including, without limitation, all payment intangibles, choses in action, commercial tort claims, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs and computer software, all claims under guaranties, security interests or other security held by or granted to such Loan Party to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

         "GMAC CF" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

         "Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

         "Guarantor" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

         "Guaranty" shall mean the guaranty set forth in Article XV of this Agreement and any other guaranty of the obligations of Borrowers executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders.

         "Hazardous Discharge" shall have the meaning set forth in Section 4.19(d).

         "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

         "Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

         "Holding" shall mean Stanadyne Automotive Holding Corp.

         "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include (a) all indebtedness, debt and similar monetary obligations of such Person whether direct or guaranteed; (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) notes payable and drafts accepted representing extensions of credit; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument; and (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

         "Individual Formula Amount" shall mean at the date of determination thereof, with respect to each Borrower an amount equal to: (a) up to the Accounts Advance Rate of Eligible Accounts of such Borrower, plus (b) up to the Inventory Advance Rate of the value of Eligible Inventory of such Borrower; minus (c) the aggregate amount of Swingline Loans and aggregate amount of Letters of Credit issued or caused to be issued on behalf of such Borrower, minus (e) Reserves.

         "Individual Maximum Revolving Advance Amount" shall mean at any given time with respect to each Borrower, the Maximum Revolving Advance Amount less the Revolving Advances and Letters of Credit outstanding to the other Borrower.

         "Intellectual Property" shall mean all past, present and future: trade secrets and other proprietary information; trademarks, service marks, business names, Internet domain names, designs, logos, trade dress, slogans, indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs and software) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); patent applications and patents; industrial designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; and all common law and other rights throughout the world in and to all of the foregoing.

         "Interest Period" shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.2(b).

         "Inventory" shall mean and include as to each Loan Party all of such Loan Party's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Loan Party's business or used in selling or furnishing such goods, merchandise and other personal property, all other inventory of such Loan Party, and all documents of title or other documents representing them.

         "Inventory Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(ii).

         "Investment Property" means any "investment property" as such term is defined in Section 9-115 of the UCC in those jurisdictions in which such definition has been adopted now owned or hereafter acquired by any Loan Party, wherever located, including (a) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (b) all securities entitlements of any Loan Party, including the rights of any Loan Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (c) all securities accounts of any Loan Party; (d) all commodity contracts of any Loan Party; and (e) all commodity accounts held by any Loan Party.

         "Issuer" shall mean any Person who issues a Letter of Credit and/or accepts a draft pursuant to the terms thereof (it being agreed that so long as GMAC CF shall be Agent or a Lender, then the Issuer shall be General Motors Acceptance Corporation ("GMAC"); provided, however, that in the event that GMAC is neither the Agent nor a Lender, the "Issuer" with respect to all subsequently issued Letters of Credit shall be a Lender selected by the Borrowers and which Lender has agreed to act as Issuer).

         "Leasehold Interests" shall mean all of each Loan Party's right, title and interest in and to the premises located at 405 White Street, Jacksonville, North Carolina 28546.

         "Lender" and "Lenders" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

         "Lender Default" shall have the meaning set forth in Section 2.17(a).

         "Letter of Credit Application" shall have the meaning set forth in
Section 2.11.

         "Letter of Credit Fees" shall have the meaning set forth in Section 3.2.(a).

         "Letters of Credit" shall have the meaning set forth in Section 2.10.

         "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

         "Loan Parties on a Consolidated Basis" shall mean the consolidation in accordance with GAAP of the accounts or other items of Loan Parties and their respective Subsidiaries.

         "Loan Party" shall mean, individually, each Borrower and each Guarantor, and "Loan Parties" shall mean, collectively, the Borrowers and the Guarantors.

         "Loan Year" means each period of 12 consecutive months commencing on the Closing Date and ending on the day prior to each anniversary thereof.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the condition, operations, assets, business or prospects of any Loan Party on an individual basis, (b) any Loan Party's ability to pay the Obligations in accordance with the terms thereof, or (c) the value of the Collateral, or Agent's Liens on the Collateral or the priority of any such Lien.

         "Maximum Loan Amount" shall mean $65,000,000.

         "Maximum Revolving Advance Amount" shall mean $40,000,000 (inclusive of outstanding Swingline Loans).

         "Maximum Swingline Loan Amount" means $2,000,000.

         "Maximum Term Loan Amount" shall mean $25,000,000 less repayments of the Term Loan.

         "Metromedia" shall mean Metromedia Company.

         "Money Borrowed" shall mean (a) Indebtedness arising from the lending of money by any Person to any Borrower, (b) Indebtedness, whether or not in any such case arising from the lending by any Person of money to any Borrower, (i) which is represented by notes payable or drafts accepted that evidence extensions of credit, (ii) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property, (c) reimbursement obligations with respect to letters of credit or guaranties of letters of credit, and (d) Indebtedness of any Borrower under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (a) and (b) hereof, if owed directly by such Borrower.

         "Monthly Advances" shall have the meaning set forth in Section 3.1.

         "Mortgage" shall mean the mortgage or deed of trust on the Real Property securing the Obligations together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

         "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

         "Net Income" shall mean, for any period, the aggregate income (or loss) of the Loan Parties on a Consolidated Basis for such period, all computed and calculated in accordance with GAAP.

         "Non-Defaulting Lenders" shall have the meaning set forth in Section 2.17(b).

         "Note" or "Notes" shall mean, individually or collectively, the Term Note, the Revolving Credit Notes, and the Swingline Note.

         "Obligations" shall mean and include any and all of each Loan Party's Indebtedness and/or liabilities to Agent, Lenders, or any Issuer of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument (including all interest accruing after the commencement of any bankruptcy or similar proceeding whether or not enforceable in such proceeding) and all obligations of any Loan Party to Agent, Lenders or any Issuer to perform acts or refrain from taking any action.

         "Operating Cash Flow" shall mean for any Person for any period, (a) EBITDA for such period minus (b) Investments permitted under Section 7.4 plus Capital Expenditures net of amounts financed by a third party for such period.

         "Original Owners" shall mean, (a) with respect to Stanadyne, Holding, and (b) with respect to Precision, Stanadyne.

         "Original Term" shall have the meaning set forth in Section 13.1.

         "Other Documents" shall mean the Mortgage, the Notes, the Questionnaire, any Guaranty and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by any Loan Party and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

         "Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly, at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person. The term "Parent" shall include, without limitation, Holding.

         "Participant" shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender and Agent.

         "Payment Office" shall mean initially 3000 Town Center, Suite 280, Southfield, Michigan 48075; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowing Agent and to each Lender to be the Payment Office.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "Permitted Encumbrances" shall mean (a) Liens in favor of Agent for the benefit of Agent, Lenders and/or any Issuer, which, in each case, secure Obligations; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Loan Parties; provided, that, a stay of enforcement of any such Lien shall be in effect; (c) Liens disclosed in the financial statements referred to in Section 5.5, the existence of which Agent has consented to in writing; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of any Loan Party's business; (f) judgment Liens that have been stayed or bonded and mechanics', workers', materialmen's or other like Liens arising in the ordinary course of any Loan Party's business with respect to obligations which are not due or which are being contested in good faith by the applicable Loan Party; (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (i) any such lien shall not encumber any other property of the Loan Parties and (ii) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6; (h) other Liens incidental to the conduct of Loan Parties' business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from Agent's or Lenders' rights in and to the Collateral or the value of Loan Parties' property or assets or which do not materially impair the use thereof in the operation of Loan Parties' business;
(i) the environmental land use restriction recorded against the Borrowers' Real Property located in Windsor, Connecticut, which restriction shall constitute an interest against such Real Property superior to the interests of Agent and Lender therein, and (j) Liens disclosed on Schedule 1.2(a).

         "Permitted Purchase Money Debt" shall mean indebtedness incurred by any Borrower (excluding by way of capitalized leases) to finance the acquisition by such Borrower of fixed or capital assets set forth on Schedule 7.8 and additional indebtedness incurred after the Closing Date by any Borrower (excluding by way of capitalized leases) to finance the acquisition by such Borrower of fixed or capital assets, not to exceed, however, One Million Dollars ($1,000,000) at any one time outstanding, in aggregate amount, as to all Borrowers in respect of all such Indebtedness incurred after the Closing Date.

         "Permitted Purchase Money Liens" shall mean Liens securing the payment of Permitted Purchase Money Debt, provided that (a) such Liens secure only the payment of such Indebtedness, (b) such Liens extend only to the fixed or capital assets acquired with the proceeds of such Permitted Purchase Money Debt, and (c) such Liens are promptly released as and when the Permitted Purchase Money Debt corresponding thereto has been paid in full.

         "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

         "Plan" shall mean any employee benefit plan within the meaning of
Section 3(3) of ERISA, maintained for employees of Loan Parties or any member of the Controlled Group or any such Plan to which any Loan Party or any member of the Controlled Group is required to contribute on behalf of any of its employees.

         "Pro Forma Balance Sheet" shall have the meaning set forth in Section 5.5(a).

         "Pro Forma Financial Statements" shall have the meaning set forth in
Section 5.5(b).

         "Purchasing Lender" shall have the meaning set forth in Section
17.3(c).

         "Questionnaire" shall mean the Documentation Information Questionnaire and the responses thereto provided by Loan Parties and delivered to Agent.

         "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., as same may be amended from time to time.

         "Real Property" shall mean all of each Loan Party's right, title and interest in and to the owned and leased premises identified on Schedule 1.2(b).

         "Receivables" shall mean and include, as to each Loan Party, all of such Loan Party's Accounts, contract rights, instruments (including promissory notes and instruments evidencing indebtedness owed to Loan Parties by their Affiliates), documents, chattel paper (whether tangible or electronic), general intangibles relating to Accounts, drafts and acceptances, and all other forms of obligations owing to such Loan Party arising out of or in connection with the sale, lease or other disposition of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

         "Release" shall have the meaning set forth in Section 5.7(c)(i).

         "Reportable Event" shall mean a reportable event described in Section 4043(b) of ERISA or the regulations promulgated thereunder.

         "Required Lenders" shall mean Lenders holding at least fifty-one percent (51%) of the Advances and, if no Advances are outstanding, shall mean Lenders holding at least fifty-one percent (51%) of the Commitments.

         "Reserves" shall mean such reserves as Agent may reasonably deem proper and necessary from time to time.

         "Revolving Advances" shall mean loans and advances made pursuant to
Section 2.1 hereof.

         "Revolving Credit Note" shall mean, collectively, the promissory notes referred to in Section 2.1(a).

         "Revolving Interest Rate" shall mean an interest rate per annum equal to (a) the sum of the Base Rate plus the Applicable Margin per annum with respect to Domestic Rate Loans that are Revolving Advances and (b) the sum of the Eurodollar Rate plus the Applicable Margin per annum with respect to Eurodollar Rate Loans that are Revolving Advances.

         "Sellers" shall mean Metromedia and the other Sellers (as defined in the Stock Purchase Agreement).

         "Senior Debt" shall mean and include, as at any given date, the aggregate amount of

Advances outstanding and all other Obligations.

         "Senior Leverage Ratio" shall mean and include, as of any given date, the ratio of (a) Senior Debt as of such date to (b) EBITDA for the period ending as of such date.

         "Senior Subordinated Debt" shall mean all Indebtedness of any Loan Party under or in connection with the Senior Subordinated Indenture or the Senior Subordinated Notes.

         "Senior Subordinated Indenture" shall mean the Indenture, dated as of December 11, 1997 among Borrowers, DSD International Corp. and Senior Subordinated Indenture Trustee, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, pursuant to which Borrowers issued the Senior Subordinated Notes on and subject to the terms and conditions set forth therein.

         "Senior Subordinated Indenture Trustee" shall mean, The Bank of New York, as successor to United States Trust Company of New York, in its capacity as trustee under the Senior Subordinated Indenture for the holders of the Senior Subordinated Notes and any successor, replacement or additional trustee under the Senior Subordinated Indenture, and their respective successors and assigns.

         "Senior Subordinated Notes" shall mean, collectively, the 10.25% Subordinated Notes due December 15, 2007, pursuant to the Senior Subordinated Indenture, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         "Settlement Date" shall mean the Closing Date and thereafter every Business Day designated by Agent as a "Settlement Date" by notice from Agent to each Lender, but not less frequently than weekly.

         "Standby Letters of Credit" shall mean all Letters of Credit issued in connection with this Agreement as a credit enhancement for certain Indebtedness (other than Indebtedness for Money Borrowed) of Borrowers.

         "Stock Purchase Agreement" shall mean that certain Stock Purchase Agreement dated as of November 7, 1997 among SAC, Inc., Stanadyne Automotive Holding Corp., Metromedia and the other Seller parties thereto.

         "Subsidiary" shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

         "Subsidiary Stock" shall mean (a) one hundred percent (100%) all of the issued and outstanding shares of stock owned by Stanadyne of Precision and of Stanadyne Amalgamations Private Limited, an organization formed under the laws of India; (b) sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding shares of stock owned by Stanadyne of Stanadyne Systems Private Limited, an organization formed under the laws of India, and Stanadyne, S.p.A., an organization formed under the laws of Italy, and (c) sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding quotas owned by Precision of Precision

Engine Products Ltda, an organization formed under the laws of Brazil.

         "Swingline Lender" means GMAC CF, or if GMAC CF shall resign as Swingline Lender, another Lender selected by Agent and reasonably acceptable to Borrowers.

         "Swingline Loan" means each Revolving Advance made by Swingline Lender pursuant to Section 2.1(d).

         "Swingline Note" shall mean the promissory note referred to in Section 2.1(d)(iii).

         "Term" shall have the meaning set forth in Section 13.1.

         "Term Loan" shall mean the Advances made pursuant to Section 2.4.

         "Term Loan Rate" shall mean an interest rate per annum equal to (a) the sum of the Base Rate plus the Applicable Margin per annum with respect to Domestic Rate Loans that comprise the Term Loan and (b) the sum of the Eurodollar Rate plus the Applicable Margin per annum with respect to Eurodollar Rate Loans that comprise the Term Loan.

         "Term Note" shall mean, collectively, the promissory notes described in
Section 2.4.

         "Termination Date" shall have the meaning set forth in Section 13.1.

         "Termination Event" shall mean (a) a Reportable Event with respect to any Plan or Multiemployer Plan; (b) the withdrawal of any Loan Party or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (c) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (d) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (e) any event or condition (i) which might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Loan Party or any member of the Controlled Group from a Multiemployer Plan.

         "Toxic Substance" shall mean and include any material which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. Sections 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls
(PCBs) and lead-based paints.

         "Transactions" shall have the meaning set forth in Section 5.5(a).

         "Transferee" shall have the meaning set forth in Section 17.3(b).

         "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

         "Undrawn Availability" at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) (x) the Maximum Revolving Advance Amount minus
(y) Reserves, minus (b) the sum of (i) the outstanding amount of Advances (other than the Term Loan), (ii) all amounts due and owing to Borrowers' trade creditors which are outstanding beyond normal trade terms, except those amounts which are past due solely because of a good faith dispute between a Borrower and such trade creditor, as demonstrated to the satisfaction of Agent in its sole discretion, and for which such Borrower has established appropriate reserves on its books and (iii) fees and expenses arising under or in connection with this agreement for which Borrowers are liable but which have not been paid or charged to Borrowers' Account.

         "Week" shall mean the time period commencing with the opening of business on a Monday and ending on the end of business the following Sunday.

         1.3 Uniform Commercial Code Terms. All terms used herein and defined in the UCC, including, the terms account debtor, certificated security, chattel paper, commercial tort claim, deposit account, document, electronic chattel paper, equipment, financial asset, fixtures, goods, health-care-insurance receivable, inventory, instrument, investment property, letter-of-credit rights, payment intangibles, proceeds, security, security entitlement, software, supporting obligations and uncertificated security, shall have the meaning given therein unless otherwise defined herein.

         1.4 Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Each reference to a Section, an Exhibit or a Schedule shall be deemed to refer to a Section, an Exhibit or a Schedule, as applicable, of this Agreement unless otherwise specified. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes (including the UCC) and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof. For purposes of Sections 3.1, 3.6, 3.7, 3.8, 3.9, Articles IV, V, VIII, XI, XII, XIII, XIV, XV, XVI and XVII, the term "Lender" shall include each Lender and Swingline Lender.

II.      ADVANCES, PAYMENTS.

         2.1      (a)      Revolving Advances. Subject to the terms and
conditions set forth in this Agreement (including, without limitation, Section 2.1(b)), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage of the lesser of (x) an amount equal to (i) the Maximum Revolving Advance Amount minus (ii) the aggregate amount of outstanding Letters of Credit and the outstanding principal amount of the Swingline Loans minus
(iii) Reserves, or (y) an amount equal to the sum of:

                           (i)      up to eighty-five percent (85%), subject to
the provisions of Section 2.1(c) (the "Accounts Advance Rate"), of Eligible Accounts, plus

                           (ii)     up to the least of (A) up to fifty percent
(50%), subject to the
provisions of Section 2.1(c), of the lesser of (I) the aggregate cost, calculated on a first-in-first-out basis, of Eligible Inventory at such time or
(II) the aggregate fair market value of Eligible Inventory at such time, (B) up to eighty-five percent (85%), subject to the provisions of Section 2.1(c), of the appraised net orderly liquidation value of Inventory at such time, and (C) $15,000,000 (clauses (A), (B) and (C) collectively, the "Inventory Advance Rate" and, together with the Accounts Advance Rate, the "Advance Rates"); minus

                           (iii)    the aggregate amount of outstanding Letters
of Credit and Swingline Loans, minus

                           (iv)     Reserves.

         The amount derived from the sum of (x) Sections 2.1(a)(y)(i) and (ii) minus (y) Section 2.1 (a)(y)(iii) and (iv) at any time and from time to time shall be referred to as the "Formula Amount". The Revolving Advances shall be evidenced by one or more secured promissory notes ("Revolving Credit Note") substantially in the form attached hereto as Exhibit 2.1(a).

                  (b) Individual Revolving Advances. Subject to Section 2.1(a), each Lender, severally and not jointly, will make Revolving Advances to each Borrower in aggregate amounts outstanding at any time not greater than such Lender's Commitment Percentage of the lesser of (x) such Borrower's Individual Maximum Revolving Advance Amount or (y) such Borrower's Individual Formula Amount.

                  (c) Discretionary Rights. The Advance Rates and Reserves may be increased or decreased by Agent at any time and from time to time in the exercise of its reasonable discretion. Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing the Reserves may limit or restrict Advances requested by Borrowing Agent.

                  (d)      Swingline Loans.

                           (i)      Agent may convert any request by Borrowing
Agent for a Revolving Advance into a request for a Swingline Loan. The Swingline Loans shall be Domestic Rate Loans and shall not exceed in the aggregate at any time outstanding the Maximum Swingline Loan Amount. In the event that on any Business Day Swingline Lender desires that all or any portion of the outstanding Swingline Loans should be reduced in whole or in part, Swingline Lender shall promptly notify Agent to that effect and indicate the portion of the Swingline Loans to be reduced. Swingline Lender hereby agrees that it shall notify Agent to reduce the outstanding Swingline Loans to $0 at least once every month. Agent agrees to promptly transmit to Lenders the information contained in each notice received by Agent from Swingline Lender and shall concurrently notify Lenders of each Lender's Commitment Percentage of the obligation to make a Revolving Advance to repay the Swingline Loan (or portion thereof).

                           (ii)     Each of the Lenders hereby unconditionally
and irrevocably agrees to fund to Agent for the benefit of Swingline Lender, in lawful money of the United States and in same day funds, not later than 1:00 p.m. New York time on the Settlement Date, such Lender's Commitment Percentage of a Revolving Advance under Sections 2.1(a) and (b) (which Revolving Advance shall be a Domestic Rate Loan and shall be deemed to be requested by

Borrowing Agent) in the principal amount of such portion of the Swingline Loans which is required to be paid to Swingline Lender under this Section 2.1(d) (regardless of whether the conditions precedent thereto set forth in Article VIII are then satisfied and whether or not Borrowing Agent has provided a notice of borrowing under Section 2.2 and whether or not any Default or Event of Default exists or all or any of the Advances have been accelerated, but subject to the other provisions of this Section 2.1(d)). The proceeds of any such Revolving Advance shall be immediately paid over to Agent for the benefit of Swingline Lender for application to the Swingline Loan.

                           (iii)    In the event that an Event of Default shall
occur and either (i) such Event of Default is of the type described in Section
10.7 or 10.9 or (ii) no further Revolving Advances are being made under this Agreement, so long as any such Event of Default is continuing, then, each of the Lenders (other than Swingline Lender) shall be deemed to have irrevocably, unconditionally and immediately purchased from Swingline Lender such Lender's Commitment Percentage of the Swingline Loan outstanding as of the date of the occurrence of such Event of Default. Each Lender shall effect such purchase by making available an amount equal to its participation on the date of such purchase in Dollars in immediately available funds to Agent for the benefit of Swingline Lender. In the event any Lender fails to make available to Swingline Lender when due the amount of such Lender's participation in the Swingline Loan, Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Rate. Each such purchase by a Lender shall be made without recourse to Swingline Lender, without representation or warranty of any kind, and shall be effected and evidenced pursuant to documents reasonably acceptable to Swingline Lender. The Swingline Loans shall be evidenced by one or more promissory notes substantially in the form of Exhibit 2.1(d). The obligations of the Lenders under this Section 2.1(d) shall be absolute, irrevocable and unconditional, shall be made under all circumstances and shall not be affected, reduced or impaired for any reason whatsoever.

         2.2 Procedure for Borrowing. (a) Borrowing Agent on behalf of any Borrower may notify Agent prior to 11:00 a.m. (New York time) on a Business Day of a Borrower's request to incur, on that day, a Revolving Advance hereunder. Any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent, Lenders and/or any Issuer, or with respect to any other Obligation, which shall become due, shall be deemed a request for an Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent, Lenders and/or any Issuer and such request shall be irrevocable.

                  (b) Notwithstanding the provisions of (a) above, in the event any Borrower desires to obtain a Eurodollar Rate Loan, Borrowing Agent shall give Agent at least three (3) Business Days' prior written notice, specifying (i) the date of the proposed borrowing (which shall be a Business
Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be in a minimum amount of $500,000 and in integral multiples of $100,000 in excess thereof, and (iii) the duration of the first Interest Period therefore. Interest Periods for Eurodollar Rate Loans shall be for one, two, three, or six months. No Eurodollar Rate Loan shall be made available to any Borrower during the continuance of a Default or an Event of Default.

                  (c) Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in (b)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the Termination Date.

                  (d) Borrowing Agent shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(d), as the case may be. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowers shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(e) herein below.

                  (e) Provided that no Event of Default shall have occurred and be continuing, any Borrower may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan. If a Borrower desires to convert a loan, Borrowing Agent shall give Agent not less than three (3) Business Days' prior written notice to convert from a Domestic Rate Loan to a Eurodollar Rate Loan or one (1) Business Day's prior written notice to convert from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than six (6) Eurodollar Rate Loans, in the aggregate.

                  (f) Each Loan Party shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by any Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error.

                  (g) Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term "Lender" shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lenders to make Eurodollar Rate Loans hereunder, as the case may be, shall forthwith be cancelled and Borrowers shall, if any affected Eurodollar

Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrowers shall pay Agent, upon Agent's request, such amount or amounts as may be necessary to compensate Lenders for any loss or expense sustained or incurred by Lenders in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Lenders to lenders of funds obtained by Lenders in order to make or maintain such Eurodollar Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrowing Agent shall be conclusive absent manifest error.

         2.3 Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Agent or Lenders, shall be charged to Borrowers' Account on Agent's books. During the Term, Borrowers may use the Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Advance requested by Borrowers or deemed to have been requested by Borrowers under Section 2.2(a) shall, with respect to requested Advances to the extent Lenders make such Advances, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower's operating account at The Bank of New York or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Advances deemed to have been requested by any Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

         2.4 Term Loan. Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, will make a Term Loan to Borrowers in the sum equal to such Lender's Commitment Percentage of the Maximum Term Loan Amount. The Term Loan shall be advanced on the Closing Date and shall be, with respect to principal, payable as follows, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement in sixteen (16) consecutive quarterly installments, commencing on January 2, 2004 and on the first Business Day of each of Borrower's fiscal quarters thereafter until paid in full, the first fifteen (15) of which quarterly principal installments shall be in the amount of $892,857.25 each, and a final and sixteenth (16th) quarterly principal installment in an amount equal to the then outstanding and unpaid principal balance of the Term Loan, together with accrued interest thereon. The Term Loan shall be evidenced by a secured promissory note (the "Term Note") in substantially the form attached hereto as
Exhibit 2.4.

         2.5      [Intentionally Omitted]

         2.6 Maximum Revolving Advances. The sum of the aggregate balance of Revolving Advances plus the aggregate amount of Letters of Credit outstanding at any time shall not exceed the lesser of (a) Maximum Revolving Advance Amount or (b) the Formula Amount.

         2.7      Repayment of Advances.

                  (a) The Revolving Advances shall be due and payable in full on the Termination Date subject to earlier prepayment as herein provided. The Term Loan shall be due and payable as provided in Section 2.4 and in the Term Note.

                  (b) Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent's agreement to conditionally credit Borrowers' Account as of the Business Day on which Agent receives those items of payment, each Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations on the same Business Day of confirmation to Agent by the Blocked Account bank or Depository Account bank, as provided for in Section 4.15(h), that such items of payment have been collected in good funds and finally credited to Agent's account. Agent is not, however, required to credit Borrowers' Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrowers' Account for the amount of any item of payment which is returned to Agent unpaid.

                  (c) All payments of principal, interest and other amounts payable hereunder, or under any of the related agreements shall be made to Agent at the Payment Office not later than 1:00 p.m. (New York time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers' Account or by making Revolving Advances as provided in
Section 2.2.

                  (d) Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

         2.8 Repayment of Excess Advances. The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

         2.9 Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account (the "Borrowers' Account") in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Lenders and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Lenders and Borrowers, during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless Agent receives a written statement of Borrowers' specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent. The records of Agent with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

         2.10 Letters of Credit . Subject to the terms and conditions hereof, Agent shall issue or cause the issuance of Documentary Letters of Credit and Standby Letters of Credit (collectively, "Letters of Credit") by the Issuer on behalf of any Borrower; provided, however, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of (i) the outstanding Revolving Advances plus (ii) outstanding Letters of Credit to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount; provided, further, however, that Agent will not be required to issue or cause to be issued any Letters of Credit to any Borrower to the extent that the face amount of such Letters of Credit issued for such Borrower would then cause the sum of (i) the outstanding Revolving Advances (including Swingline Loans) to such Borrower plus
(ii) the outstanding Letters of Credit issued or caused to be issued on behalf of such Borrower to exceed the lesser of (x) such Borrower's Individual Maximum Revolving Advance Amount or (y) such Borrower's Individual Formula Amount. The maximum amount of outstanding Letters of Credit shall not exceed $12,000,000 in the aggregate at any time. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans; Letters of Credit that have not been drawn upon shall not bear interest.

         2.11     Issuance of Letters of Credit.

                  (a) Borrowing Agent, on behalf of Borrowers, may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent at the Payment Office, Issuer's standard form of letter of credit and security agreement and standard form of letter of credit application (collectively, the "Letter of Credit Application") and any draft if applicable, completed to the satisfaction of Agent; and, such other certificates, documents and other papers and information as Agent or Issuer may reasonably request. Borrowing Agent, on behalf of Borrowers, also has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to arrange the issuance of any amendment, extension or renewal of any Letter of Credit.

                  (b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or acceptances of issuance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) (a) with respect to Documentary Letters of Credit, have an expiry date not later than one hundred fifty (150 days after such Documentary Letter of Credit's date of issuance or (b) with respect to Standby Letters of Credit, have an expiry date not later than one (1) year after such Standby Letter of Credit's date of issuance, and (with respect to clauses (ii) (a) and (ii) (b) above) in no event having an expiry date later than the Termination Date unless Loan Parties provide cash collateral equal to not less than one hundred five percent (105%) of the face amount thereof to be held by Agent pursuant to a cash collateral agreement in form and substance satisfactory to Agent. Each Documentary Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof adhered to by the Issuer and, to the extent not inconsistent therewith, the laws of the State of New York. All Standby Letters of Credit shall be subject to the laws or rules designated in such Standby Letter of Credit, or if no laws or rules are designated, the International Standby Practices (ISP98 -

International Chamber of Commerce Publication Number 590) (the "ISP98 Rules") and, as to matters not governed by the ISP98 Rules, the laws of the State of New York.

                  (c) Agent shall use its reasonable efforts to notify Lenders of the request by Borrowing Agent for a Letter of Credit hereunder.

         2.12     Requirements For Issuance of Letters of Credit.

                  (a) In connection with the issuance of any Letter of Credit Borrowers shall indemnify, save and hold Agent, each Lender and each Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent, any Lender or any Issuer and expenses and reasonable attorneys' fees incurred by Agent, any Lender or any Issuer arising out of, or in connection with, any Letter of Credit to be issued or created for any Borrower. Borrowers shall be bound by Agent's or Issuer's regulations and good faith interpretations of any Letter of Credit issued or created for Borrowers' Account, although this interpretation may be different from its own; and, neither Agent, nor any Lender, nor any Issuer nor any of their correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrowing Agent's or any Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit except for Agent's, any Lender's, any Issuer's or such correspondents' willful misconduct.

                  (b) Borrowing Agent shall authorize and direct any Issuer of a Letter of Credit to name the applicable Borrower as the "Applicant" or "Account Party" therein to deliver to Agent all related payment/acceptance advices, to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

                  (c) In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, each Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority if an Event of Default or Default shall have occurred, (i) to sign and/or endorse such Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign such Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of such Borrower or Agent or Agent's designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower's name or Agent's, or in the name of Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent's or its attorney's willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

                  (d) Each Lender shall to the extent of the percentage amount equal to the product of such Lender's Commitment Percentage times the aggregate amount of all unreimbursed reimbursement obligations arising from disbursements made or obligations incurred with respect to the Letters of Credit be deemed to have irrevocably purchased an undivided participation in (i) each such unreimbursed reimbursement obligation,
(ii) Agent's credit support enhancement provided to the Issuer of any Letter of Credit and (iii) each Revolving Advance made as a consequence of the issuance of a Letter of Credit and all disbursements thereunder, in each case in an amount equal to such Lender's applicable Commitment Percentage times the outstanding amount of the Letters of Credit and disbursements thereunder. In the event that at the time a disbursement is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the amount permitted under Section 2.1(a), and such disbursement is not reimbursed by Borrowers within two (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from any Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by Lenders, Agent shall deliver to each Lender that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letters of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than the applicable Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit.

         2.13 Additional Payments. Any sums expended by Agent or any Lender due to any Loan Party's failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, any Loan Party's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1, may be charged to Borrowers' Account as a Revolving Advance and added to the Obligations.

         2.14     Manner of Borrowing and Payment.

                  (a) Each borrowing of Revolving Advances shall be advanced according to the applicable Commitment Percentages of Lenders. The Term Loan shall be advanced according to the Commitment Percentages of Lenders.

                  (b) Each payment (including each prepayment) by Borrowers on account of the principal of the Revolving Advances, shall be applied to the Revolving Advances pro rata according to the applicable Commitment Percentages of Lenders. Each payment (including each prepayment) by Borrowers on account of the principal of the Term Note, shall be made from or to, or applied to that portion of the Term Loan evidenced by the Term Note pro rata according to the Commitment Percentages of Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by Borrowers on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 p.m., New York time, in Dollars and in immediately available funds.

                  (c)      (i)      Notwithstanding anything to the contrary
contained in Sections 2.14(a) and 2.14(b), commencing with the first Business Day following the Closing Date, each borrowing of Advances shall be advanced by Agent and each payment by any Borrower on account of Advances shall be applied first to those Revolving Advances advanced by Agent. On or before 1:00 p.m., New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (A) if the aggregate amount of new Revolving Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (1) such Revolving Advances and (2) such repayments and (B) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each Lender with funds in an amount equal to its applicable Commitment Percentage of the difference between (1) such repayments and (2) such Revolving Advances.

                           (ii)     Each Lender shall be entitled to earn
interest at the applicable Contract Rate on Advances which it has funded until such Advances have been repaid to such Lender's account.

                           (iii)    Promptly following each Settlement Date,
Agent shall submit to each Lender a certificate with respect to payments received and Revolving Advances made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

                  (d) If any Lender or Participant (a "benefited Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (e) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent on the next Settlement Date and, in reliance upon such assumption, make available to Borrowers a corresponding amount. Agent will promptly notify Borrowers of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after such next Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Advances hereunder, on demand from Borrowers; provided, however, that Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrowers' rights (if any) against such Lender.

         2.15     Mandatory Prepayments.

                  (a) When any Loan Party sells or otherwise disposes of any Collateral other than Inventory in the ordinary course of business, Loan Parties shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than one
(1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied, (i) first, to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof and (ii) second, to the remaining Advances in such order as Agent may determine, subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof.

                  (b) Subject to the provisions of Section 4.11, the Agent shall apply the proceeds of any insurance settlements from casualty losses which are received by the Agent to the outstanding Advances in such order as Agent may determine, subject to Borrower's ability to reborrow Revolving Advances in accordance with the terms hereof.

         2.16 Use of Proceeds. Borrowers shall apply the proceeds of (i) Revolving Advances and the Term Loan made on the Closing Date to repay existing indebtedness owed to Bank One and to pay fees and expenses relating to this transaction, and (ii) Revolving Advances made on and after the Closing Date to provide for their respective working capital needs.

         2.17     Defaulting Lender.

                  (a) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either Agent or Borrowing Agent that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.17 while such Lender Default remains in effect.

                  (b) Advances shall be incurred pro rata from Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided, that, such amount shall not be applied to any Advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Advances of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Advances then outstanding.

                  (c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have either Advances outstanding or a Commitment Percentage.

                  (d) Other than as expressly set forth in this Section 2.17, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.17 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

                  (e) In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

III.      INTEREST AND FEES.

         3.1 Interest. Interest on Advances shall be payable to Agent for the benefit of Lenders in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period or, for Eurodollar Rate Loans with an Interest Period in excess of three months, at the earlier of (a) each three months on the anniversary date of the commencement of such Eurodollar Rate Loan or (b) the end of the Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month (the "Monthly Advances") at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate, and (ii) with respect to the Term Loan, the applicable Term Loan Rate (as applicable, the "Contract Rate"). Whenever, subsequent to the date of this Agreement, the Base Rate is increased or decreased, the applicable Contract Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Base Rate during the time such change or changes remain in effect. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Agent may, and at the direction of the Required Lenders the Agent shall, adjust the interest rate such that the Obligations shall bear interest at the applicable Contract Rate plus two percent (2.0%) per annum (the "Default Rate").

         3.2      Letter of Credit Fees.

                  (a) Borrowers shall pay (x) to Agent, for the benefit of Lenders, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by (i) two and three quarters percent (2.75%) per annum with respect to Standby Letters of Credit and (ii) two and three quarters percent (2.75%) per annum with respect to Documentary Letters of Credit, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month and on the last day of the Term and (y) to Agent for the benefit of the Issuer, any and all fees and expenses as agreed upon by the Issuer and the Borrowing Agent in connection with any Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the "Letter of Credit Fees"). All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer's prevailing charges for that type of transaction. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Agent may, and at the direction of the Required Lenders the Agent shall, increase the Letter of Credit Fees by two percent (2.0%) per annum. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

                  (b) (i) At any time when a Default or an Event of Default has occurred and is continuing, (ii) on any date that Undrawn Availability is less than zero; (iii) at any time after a notice of termination of this Agreement has been issued in accordance with Section 13.1 of this Agreement or
(iv) upon expiration of the Term, Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Agent, in its discretion, on such Borrower's behalf and in such Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any Lender's possession at any time. Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and such Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. No Borrower may withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement.

         3.3 Facility Fee. If, for any month during the Term, the average daily unpaid balance of the Revolving Advances for each day of such month does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Agent for the ratable benefit of Lenders a fee at a rate equal to one half of one percent (0.50%) per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance. Such fee shall be payable to Agent in arrears on the first day of each month. Such fee shall be payable to Agent in arrears on the first day of each month.

         3.4 Collateral Monitoring Fee. Borrowers shall pay to Agent on the first day of each month following any month in which Agent performs any collateral monitoring - namely any field examination, collateral analysis or other business analysis, the need for which is to be determined by Agent and which monitoring is undertaken by Agent or for Agent's benefit at any time in Agent's sole discretion; it being acknowledged that prior to the occurrence of a Default or an Event of Default, Agent shall not perform field examinations more frequently than two (2) times per annum.

         3.5 Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate.

         3.6 Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrowers,, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

         3.7 Increased Costs. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.7, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

                  (a) subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);

                  (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                  (c) impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document;

and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrowers shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the Adjusted LIBO Rate. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrowers, and such certification shall be conclusive absent manifest error.

         3.8 Basis For Determining Interest Rate Inadequate or Unfair. In the event that Agent or any Lender shall have determined that:

                  (a) reasonable means do not exist for ascertaining the Adjusted LIBO Rate applicable pursuant to Section 2.2 for any Interest Period; or

                  (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan, then Agent shall give Borrowing Agent prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Agent no later than 10:00 a.m. (New York time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. (New York time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. (New York time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

         3.9      Capital Adequacy.

                  (a) In the event that Agent or any Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.9, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any

Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

                  (b) A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.9(a) when delivered to Borrowers shall be conclusive absent manifest error.

IV.      COLLATERAL:  GENERAL TERMS

         4.1 Security Interest in the Collateral. To secure the prompt payment and performance to Agent, each Issuer and each Lender of the Obligations, each Loan Party hereby assigns, pledges and grants to Agent for the ratable benefit of Agent, each Issuer and each Lender a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Loan Party shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its audited annual financial statements to reflect such security interest.

         4.2      Perfection of Security Interest.

                  (a) Each Loan Party shall take all action that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances,
(ii) obtaining landlords' or mortgagees' lien waivers, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox, bailee and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the UCC or other applicable law.

                  (b) Agent may at any time and from time to time file, without the signature of any Loan Party in accordance with Section 9-509 of the UCC, financing statements, continuation statements and amendments thereto that describe the Collateral as "all assets" of the applicable

Loan Party and which contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statements, continuation statements or amendments. Each Loan Party agrees to furnish any such information to Agent promptly upon request.

                  (c) Each Loan Party shall, at any time and from time to time, take such steps as Agent may reasonably request (i) to obtain an acknowledgment, in form and substance reasonably satisfactory to Agent, of any bailee having possession of any of the Collateral, stating that the bailee holds such Collateral for Agent, (ii) to obtain "control" of any letter-of-credit rights, deposit accounts or electronic chattel paper (as such terms are defined in the UCC with corresponding provisions thereof defining what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to Agent, and (iii) otherwise to insure the continued perfection and priority of Agent's security interest in any of the Collateral for the benefit of the Lenders and of its rights therein. If any Loan Party shall at any time, acquire a "commercial tort claim" (as such term is defined in the UCC) in excess of $250,000, such Loan Party shall promptly notify Agent thereof in writing, therein providing a reasonable description and summary thereof, and upon delivery thereof to Agent, such Loan Party shall be deemed to thereby grant to Agent for the benefit of the Lenders (and each Loan Party hereby grants to Agent, for the benefit of each Lender) a security interest and lien in and to such commercial tort claim and all proceeds thereof, all upon the terms of and governed by this Agreement.

                  (d) Each Loan Party hereby confirms and ratifies all UCC financing statements filed by Agent with respect to such Loan Party on or prior to the date of the Agreement.

                  (e) All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers' Account as a Revolving Advance and added to the Obligations, or, at Agent's option, shall be paid to Agent for the ratable benefit of Lenders immediately upon demand.

         4.3 Disposition of Collateral. Each Loan Party will safeguard and protect all Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business and (b) the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $1,000,000 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Agent's first priority security interest or (ii) the proceeds of such disposition are remitted to Agent as a prepayment on the Term Loan, as required by Section 2.15. In the event that the applicable Loan Party elects to utilize clauses (i) and/or (ii) above, (x) the applicable Loan Party shall give the Agent written notice of such election within ninety (90) days of the date of the applicable disposition; (y) such acquisition of replacement Equipment or such prepayment of the Term Loan shall be made no later than one (1) year after the date of such disposition; and (z) until such time as the proceeds are used as described in clauses (i) and/or (ii) above, at the Agent's option, either (a) such proceeds shall be held by Agent as cash collateral for the Obligations pursuant to terms acceptable to Agent in its sole discretion or (b) such proceeds shall be applied as a repayment of Revolving Advances and a reserve against loan availability under Section 2.1(a) in the amount of such repayment shall be established. Such cash collateral or loan availability reserve, as the case may be, shall be released by Agent only in connection with the making of a Revolving Advance to be used by the Borrowers solely for the purposes set forth in clauses (i) and (ii) above; provided, however, that nothing contained herein shall waive or modify any conditions to the making of Revolving Advances or any other provisions of this Agreement.

         4.4 Preservation of Collateral. Following the occurrence of a Default or Event of Default, in addition to the rights and remedies set forth in
Section 11.1, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any Loan Party's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Loan Party's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any Loan Party's owned or leased property. Each Loan Party shall cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers' Account as a Revolving Advance and added to the Obligations.

         4.5 Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to Agent's security interest: (a) each Loan Party shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by each Loan Party or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of each Loan Party that appear on such documents and agreements shall be genuine and each Loan Party shall have full capacity to execute same; and (d) each Loan Party's Equipment and Inventory shall be located as set forth on Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of Agent except with respect to (i) the sale of Inventory in the ordinary course of business (ii) Equipment to the extent permitted in Section 4.3, and (iii) Equipment which may be moved between domestic locations owned or leased by the Loan Parties upon thirty (30) days prior written notice to Agent and provided further that any such location to which the Equipment is to be moved shall be subject to a landlord or mortgagee waiver in favor of Agent, in form and content satisfactory to Agent.

         4.6 Defense of Agent's and Lenders' Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent's interests in the Collateral shall continue in full force and effect. During such period no Loan Party shall, without Agent's prior written consent, pledge, sell (except Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Loan Party shall defend Agent's interests in the Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, Loan Parties shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the UCC or other applicable law. Each Loan Party shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into any Loan Party's possession, they, and each of them, shall be held by such Loan Party in trust as Agent's trustee, and such Loan Party will immediately deliver them to Agent in their original form together with any necessary endorsement.

         4.7 Books and Records. Each Loan Party shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Loan Parties.

         4.8 Financial Disclosure. Each Loan Party hereby irrevocably authorizes and directs all accountants and auditors employed by such Loan Party at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of the Loan Party's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Loan Party's financial status and business operations. Each Loan Party hereby authorizes all federal, state and municipal authorities to furnish to Agent and each Lender copies of reports or examinations relating to such Loan Party, whether made by such Loan Party or otherwise; however, Agent and each Lender will attempt to obtain such information or materials directly from such Loan Party prior to obtaining such information or materials from such accountants or such authorities.

         4.9 Compliance with Laws. Except to the extent that Sellers are responsible for certain environmental matters as disclosed in writing to Agent by Borrowers on the date hereof, each Loan Party shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to its respective Collateral or any part thereof or to the operation of such Loan Party's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect. Each Loan Party may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's Lien on or security interest in the Collateral. The assets of Loan Parties at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets of Loan Parties so that such insurance shall remain in full force and effect.

         4.10 Inspection of Premises. (a) Prior to the occurrence of a Default or an Event of Default, upon reasonable notice to Borrowers and, (b) after the occurrence of a Default or an Event of Default, at any time, Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Loan Party's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Loan Party's business. Agent, any Lender and their agents may enter upon any of Loan Party's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Loan Party's business.

         4.11 Insurance. Each Loan Party shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At each Loan Party's own cost and expense in amounts and with carriers acceptable to Agent, each Loan Party shall (a) keep all its insurable properties and properties in which each Loan Party has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Loan Party's including, without limitation, business interruption insurance; (b) maintain insurance in such amounts as is customary in the case of companies engaged in businesses similar to such Loan Party insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Loan Party either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Loan Party is engaged in business; (e) furnish Agent with (i) a copy of a binder for all policies and evidence of the maintenance of such policies by the renewal thereof prior to any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a), and (c) above, and providing (A) that all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and the applicable Loan Party to make payment for such loss to Agent and not to such Loan Party and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Loan Party and Agent jointly, Agent may endorse such Loan Party's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. After the occurrence of a Default or an Event of Default, Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a), and (b) above, it being acknowledged that Borrower shall not adjust or compromise any claim under such insurance coverage without Agent's prior written consent. All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to Loan Parties or applied as may be otherwise required by law. Any deficiency thereon shall be paid by

Loan Parties to Agent, on demand. Anything hereinabove to the contrary notwithstanding, and subject to the fulfillment of the conditions set forth below, Agent shall remit to Loan Parties insurance proceeds received by Agent during any calendar year under insurance policies procured and maintained by Loan Parties which insure Loan Parties' insurable properties to the extent such insurance proceeds do not exceed $250,000 in the aggregate during such calendar year or $50,000 per occurrence. In the event the amount of insurance proceeds received by Agent for any occurrence exceeds $50,000, then Agent shall not be obligated to remit the insurance proceeds to Loan Parties unless Loan Parties shall provide Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by Loan Parties within thirty (30) days of such Loan Party's receipt of such insurance proceeds to repair, replace or restore the insured property which was the subject of the insurable loss. In the event Loan Parties have previously received (or, after giving effect to any proposed remittance by Agent to Loan Parties would receive) insurance proceeds which equal or exceed $250,000 in the aggregate during any calendar year, then Agent may, in its sole discretion, either remit the insurance proceeds to Loan Parties upon Loan Parties providing Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by Loan Parties within thirty (30) days of such Loan Party's receipt of such insurance proceeds to repair, replace or restore the insured property which was the subject of the insurable loss, or apply the proceeds to the Obligations, as aforesaid. The agreement of Agent to remit insurance proceeds in the manner above provided shall be subject in each instance to satisfaction of each of the following conditions: (x) no Event of Default or Default shall then have occurred, (y) Loan Parties shall use such insurance proceeds to repair, replace or restore the insurable property which was the subject of the insurable loss and for no other purpose and (z) until such time as Loan Parties shall use such insurance proceeds for such repair, replacement or restoration, at the Agent's option, either (a) such proceeds shall be held by Agent as cash collateral for the Obligations pursuant to terms acceptable to Agent in its sole discretion or (b) such proceeds shall be applied as a repayment of Revolving Advances and a reserve against loan availability under Section 2.1(a) in the amount of such repayment shall be established. Such cash collateral or loan availability reserve, as the case may be, shall be released by Agent only in connection with the making of a Revolving Advance to be used by the Borrowers solely for the purposes of such repair, replacement or restoration; provided, however, that nothing contained herein shall waive or modify any conditions to the making of Revolving Advances or any other provisions of this Agreement. Notwithstanding the foregoing, Agent shall not make available insurance proceeds in any calendar year in excess of $2,000,000 in the aggregate to the Loan Parties in accordance with the foregoing without obtaining the consent of the Required Lenders.

         4.12 Failure to Pay Insurance. If any Loan Party fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor for Borrowers' Account, and charge Borrowers' Account therefor and such expenses so paid shall be part of the Obligations.

         4.13 Payment of Taxes. Each Loan Party will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Loan Party or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between any Loan Party and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's or any Lender's opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to Loan Parties pay the taxes, assessments or other Charges and each Loan Party hereby indemnifies and holds Agent and each Lender harmless in respect thereof. Agent will not pay any taxes, assessments or Charges to the extent that any Loan Party has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax lien is stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's security interest in or Lien on the Collateral. The amount of any payment by Agent under this Section 4.13 shall be charged to Borrowers' Account as a Revolving Advance and added to the Obligations and, until Loan Parties shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Loan Parties' credit and Agent shall retain its security interest in any and all Collateral held by Agent.

         4.14 Payment of Leasehold Obligations. Each Loan Party shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent's request will provide evidence of having done so.

         4.15     Accounts and other Receivables.

                  (a) Nature of Accounts. Each of the Accounts shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Loan Party, or work, labor or services theretofore rendered by a Loan Party as of the date each Account is created. Same shall be due and owing in accordance with the applicable Loan Party's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Loan Parties to Agent.

                  (b) Solvency of Customers. Each Customer, to the best of each Loan Party's knowledge, as of the date each Account is created, is and will be solvent and able to pay all Accounts on which the Customer is obligated in full when due or with respect to such Customers of any Loan Party who are not solvent such Loan Party has set up on its books and in its financial records bad debt reserves adequate to cover such Accounts.

                  (c) Locations of Loan Party. Each Loan Party's chief executive office is located at the addresses set forth on Schedule 4.15(c). Until written notice is given to Agent by Borrowing Agent of any other office at which any Loan Party keeps its records pertaining to Accounts and the other Receivables, all such records shall be kept at such executive office.

                  (d) Collection of Accounts and other Receivables. Until any Loan Party's authority to do so is terminated by Agent (which notice Agent may give at any time following the occurrence of an Event of Default or a Default or when Agent in its sole discretion deems it to be in Lenders' best interest to do so), each Loan Party will, at such Loan Party's sole cost and expense, but on Agent's behalf and for Agent's account, collect as Agent's property and in trust for Agent all amounts received on Accounts and other Receivables, and shall not commingle such collections with any Loan Party's funds or use the same except to pay Obligations. Each Loan Party shall deliver to Agent, or deposit in the Blocked Account, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

                  (e) Notification of Assignment of Accounts and other Receivables. At any time following the occurrence of an Event of Default or a Default, Agent shall have the right to send notice of the assignment of, and Agent's security interest in, the Accounts to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Agent shall have the sole right to collect the Accounts and other Receivables, take possession of the Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telecopy, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers' Account and added to the Obligations.

                  (f) Power of Agent to Act on Loan Parties' Behalf. Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Loan Party any and all checks, drafts and other instruments for the payment of money relating to the Accounts and other Receivables, and each Loan Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Loan Party hereby constitutes Agent or Agent's designee as such Loan Party's attorney with power (i) to endorse such Loan Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Loan Party's name on any invoice or bill of lading relating to any of the Accounts and other Receivables, drafts against Customers, assignments and verifications of Accounts and other Receivables; (iii) to send verifications of Accounts and other Receivables to any Customer or Person; (iv) to sign such Loan Party's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; (v) after the occurrence of a Default or an Event of Default, to demand payment of the Accounts and other Receivables; (vi) after the occurrence of a Default or an Event of Default, to enforce payment of the Accounts and other Receivables by legal proceedings or otherwise; (vii) after the occurrence of a Default or an Event of Default, to exercise all of Loan Parties' rights and remedies with respect to the collection of the Accounts and any other Collateral; (viii) after the occurrence of a Default or an Event of Default, to settle, adjust, compromise, extend or renew the Accounts and other Receivables;
(ix) after the occurrence of a Default or an Event of Default, to settle, adjust or compromise any legal proceedings brought to collect Accounts and other Receivables; (x) after the occurrence of a Default or an Event of Default, to prepare, file and sign such Loan Party's name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign such Loan Party's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Accounts; and (xii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence of an Event of Default or Default, to change the address for delivery of mail addressed to any Loan Party to such address as Agent may designate and to receive, open and dispose of all mail addressed to any Loan Party.

                  (g) No Liability. Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts, other Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence of an Event of Default or Default Agent may, without notice or consent from any Loan Party, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Accounts, other Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept following the occurrence of an Event of Default or Default the return of the goods represented by any of the Accounts and other Receivables, without notice to or consent by any Loan Party, all without discharging or in any way affecting any Loan Party's liability hereunder.

                  (h) Establishment of a Lockbox Account, Dominion Account. As of the Closing Date and at all times thereafter, Loan Parties shall establish and maintain a lockbox account, dominion account or such other "blocked account" (collectively, the "Blocked Accounts") with such bank as may be selected by Loan Parties and be acceptable to Agent and, at such time and thereafter, proceeds of Collateral shall be deposited by Loan Parties, and the Loan Parties shall cause their Customers to send payments on all Accounts and other Receivables, into such Blocked Accounts as Agent may require pursuant to an arrangement with such bank on terms acceptable to Agent. Such Blocked Accounts shall be governed by "control" or other agreements in form and substance acceptable to Agent satisfactory to establish Agent's perfection and rights in such Blocked Accounts under the UCC. All invoices for sales of Inventory or services shall contain the address of the Blocked Accounts as the address for remittance of payment. Loan Parties shall issue to any such bank, an irrevocable letter of instruction directing said bank to, upon the occurrence of a Default (that is not curable during any applicable grace or cure period) or an Event of Default, transfer such funds so deposited to Agent, either to any account maintained by Agent at said bank or by wire transfer to appropriate account(s) of Agent. Immediately upon the request of Agent to said bank following the occurrence of a Default (that is not curable during any applicable grace or cure period) or Event of Default, all funds deposited in a Blocked Account shall immediately become the property of Agent and Loan Party shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for any Blocked Account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, upon the occurrence of a Default (that is not curable during any applicable grace or cure period) or Event of Default, Agent may establish depository accounts (collectively, the "Depository Accounts") in the name of Agent at a bank or banks for the deposit of such funds and Loan Parties shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the Blocked Accounts.

                  (i) Adjustments. No Loan Party will, without Agent's consent, compromise or adjust any Accounts or other Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Loan Party.

         4.16 Inventory. To the extent Inventory held for sale or lease has been produced by any Loan Party, it has been and will be produced by such Loan Party in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

         4.17 Maintenance of Equipment. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. No Loan Party shall use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation. Each Loan Party shall have the right to sell Equipment to the extent set forth in Section 4.3.

         4.18 Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent or any Lender as any Loan Party's agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of Loan Party's obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by Loan Party of any of the terms and conditions thereof.

         4.19     Environmental Matters.

                  (a) Except to the extent that Sellers are responsible for certain environmental matters as disclosed in writing to Agent by Borrowers on the date hereof, Loan Parties shall ensure that the Real Property remains in material compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any Real Property except as not prohibited by applicable law or appropriate governmental authorities.

                  (b) Loan Parties shall establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

                  (c) Except as otherwise set forth in Schedule 5.7, Loan Parties shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Loan Parties shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Loan Parties in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

                  (d) In the event any Loan Party obtains, gives or receives notice of any Release of any Hazardous Substances affecting the Real Property which has or could reasonably be expected to have a Material Adverse Effect (any such event being hereinafter referred to as a

"Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Loan Party's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrowing Agent, for events which have or could reasonably be expected to have a Material Adverse Effect, shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Loan Party is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in the Real Property and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

                  (e) Loan Parties shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility which has or could reasonably be expected to have a Material Adverse Effect with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Loan Party to dispose of Hazardous Substances and shall continue to forward copies of such correspondence between any Loan Party and the Authority regarding such claims to Agent until the claim is settled. Loan Parties shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property which has or could reasonably be expected to have a Material Adverse Effect and that any Loan Party is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in the Real Property and the Collateral.

                  (f) Except to the extent that Sellers are responsible for certain environmental matters as disclosed in writing to Agent by Borrowers on the date hereof, Loan Parties shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all reasonably necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If any Loan Party shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Loan Party shall fail to comply with any of the requirements of any Environmental Laws and such failure has or could reasonably be expected to have a Material Adverse Effect, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Loan Parties, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any Loan Party.

                  (g) During the continuance of an Event of Default, subject to the limitations of those matters disclosed in writing to Agent by Borrowers on the date hereof, upon the written request of Agent, Loan Parties shall provide Agent, at Loan Parties' expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. If such estimates of remediation, individually or in the aggregate, exceed $100,000 and an Event of Default exists, Agent shall have the right to require Loan Parties to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

                  (h) Loan Parties shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Release of any Hazardous Substances affecting the Real Property, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Release of any Hazardous Substances at the Real Property resulting from actions on the part of Agent or any Lender. Loan Parties' obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Loan Parties' obligation and the indemnifications hereunder shall survive the termination of this Agreement.

                  (i) For purposes of Sections 4.19 and 5.7, all references to Real Property shall be deemed to include all of Loan Parties' right, title and interest in and to its owned and leased premises as disclosed on Schedule 1.2(b).

         4.20 Financing Statements. Except with respect to the financing statements filed by Agent and the financing statements described on Schedule 1.2(a), no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

V.       REPRESENTATIONS AND WARRANTIES.

         Each Loan Party represents and warrants as follows:

         5.1 Authority. Each Loan Party has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within such Loan Party's limited liability company or corporate powers, have been duly authorized, are not in contravention of law or the terms of such Loan Party's certificate of formation, limited liability company agreement, by-laws, certificate of incorporation or other applicable documents relating to such Loan Party's formation or to the conduct of such Loan Party's business or of any material agreement or undertaking to which such Loan Party is a party or by which such Loan Party is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Loan Party under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which such Loan Party or its property is a party or by which it may be bound.

         5.2 Formation and Qualification. (a) Each Loan Party is duly formed or incorporated and in good standing under the laws of the state listed on Schedule 5.2(a) and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for such Loan Party to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. The exact State organizational number of each Loan Party is set forth on Schedule 5.2(a). Each Loan Party has delivered to Agent true and complete copies of its certificate of formation, limited liability company agreement, certificate of incorporation and by-laws, as the case may be and will promptly notify Agent of any amendment or changes thereto. The exact name of each Loan Party is set forth in the first paragraph to this Agreement (or, if such Loan Party is not listed in such first paragraph, such exact name is set forth on Schedule 5.2(a)).

                  (b) The only Subsidiaries of each Loan Party are listed on Schedule 5.2(b).

         5.3 Survival of Representations and Warranties. All representations and warranties of such Loan Party contained in this Agreement and the Other Documents shall be true at the time of such Loan Party's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

         5.4 Tax Returns. Each Loan Party's federal tax identification number is set forth on Schedule 5.4. Each Loan Party has filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. Federal, state and local income tax returns of each Loan Party have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending December 31, 1999. The provision for taxes on the books of each Loan Party are adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Loan Party has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

         5.5      Financial Statements.

                  (a) The pro forma balance sheet of the Loan Parties as at September 30, 2003 on a Consolidated Basis (the "Pro Forma Balance Sheet") furnished to Agent on the Closing Date reflects the consummation of the transactions contemplated under this Agreement (the "Transactions") and is accurate, complete and correct and fairly reflects the financial condition of the Loan Parties on a Consolidated Basis as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied. The Pro

Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the President and Chief Financial Officer of the Loan Parties. All financial statements referred to in this Section 5.5(a), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except as may be disclosed in such financial statements.

                  (b) The twelve-month cash flow projections of the Loan Parties on a Consolidated Basis and their projected balance sheets as of the Closing Date, copies of which are annexed hereto as Exhibit 5.5(b) were prepared by the Chief Financial Officer of the Loan Parties, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Loan Parties' judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The cash flow Projections together with the Pro Forma Balance Sheet, are referred to as the "Pro Forma Financial Statements".

                  (c) The consolidated and consolidating balance sheets of the Loan Parties, their Subsidiaries and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of December 31, 2002, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing, with respect to the consolidated statements, opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur and present fairly the financial position of the Loan Parties and their Subsidiaries at such date and the results of their operations for such period). Since December 31, 2002 there has been no change in the condition, financial or otherwise, of Loan Parties or their Subsidiaries as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Loan Parties and their Subsidiaries except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

         5.6 Corporate Name. The exact name of each Loan Party is set forth in the first paragraph to this Agreement (or, if such Loan Party is not listed in such first paragraph, such exact name is set forth on Schedule 5.6). No Loan Party has been known by any other corporate, limited liability company or partnership name in the past five years and no Loan Party sells Inventory under any other name except as set forth on Schedule 5.6, nor has any Loan Party been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

         5.7      O.S.H.A. and Environmental Compliance.

                  (a) Except as disclosed on Schedule 5.7, each Loan Party has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to any Loan Party or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations, in each case except as set forth on
Schedule 5.7.

                  (b) Each Loan Party has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws, except as set forth on Schedule 5.7.

                  (c) Except as disclosed on Schedule 5.7, (i) there are no visible signs of releases, spills, discharges, leaks or disposal (each, a "Release") of Hazardous Substances at, upon, under or within any Real Property or any premises leased by any Loan Party which has or could reasonably be expected to have a Material Adverse Effect; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by any Loan Party; (iii) neither the Real Property nor any premises leased by any Loan Party has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property or any premises leased by any Loan Party, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Loan Party or of its tenants.

         5.8      Solvency; No Litigation, Violation, Indebtedness or Default.

                  (a) After giving effect to the Transactions, Loan Parties, on a consolidated basis, will be solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair present saleable value of each Loan Party's assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) subsequent to the Closing Date, the fair saleable value of each Loan Party's assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

                  (b) Except as disclosed in Schedules 5.7 and 5.8(b)(i), no Loan Party has (i) any pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect, and (ii) any liabilities nor indebtedness for Money Borrowed other than the Obligations.

                  (c) No Loan Party is in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, nor is any Loan Party in violation of any order of any court, governmental authority or arbitration board or tribunal.

                  (d) No Loan Party nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d). Except as set forth in Schedule 5.8(d), (i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and
Section 412(a) of the Code, whether or not waived, and each Loan Party and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) no Loan Party nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) contributions to the Plan have been made in accordance with the requirements of the Code and any relevant Governmental Body, (vi) no Loan Party or any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) no Loan Party nor any member of a Controlled Group has incurred any liability for any excise tax arising under
Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) no Loan Party nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) each Loan Party and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR Section 2615.3 has not been waived, (xi) no Loan Party nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Loan Party and any member of the Controlled Group, and (xii) no Loan Party nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

         5.9 Patents, Trademarks, Copyrights and Licenses. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by any Loan Party are set forth on Schedule 5.9, are valid and have been duly registered or filed with all appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such material patent, trademark, copyright, design right, tradename, trade secret or license and no Loan Party is aware of any grounds for any challenge, except as set forth in Schedule 5.9. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by any Loan Party and all trade secrets used by any Loan Party consist of original material or property developed by such Loan Party or was lawfully acquired by such Loan Party from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software used by any Loan Party, such Loan Party is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on Schedule 5.9.

         5.10 Licenses and Permits. Except as set forth in Schedules 5.7 and 5.10, each Loan Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect.

         5.11 Default of Indebtedness. No Loan Party is in default in the payment of the principal of or interest on any Indebtedness greater than $100,000 or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

         5.12 No Default. No Loan Party is in default in the payment or performance of any of its contractual obligations, except with respect to payments or performance of any contractual obligations which are past due solely because of a good faith dispute between a Borrower and a contracting party, as demonstrated to the satisfaction of Agent in its sole discretion, for which such Borrower has established appropriate reserves on its books, and no Default has occurred.

         5.13 No Burdensome Restrictions. No Loan Party is party to any contract or agreement the performance of which could have a Material Adverse Effect. No Loan Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

         5.14 No Labor Disputes. No Loan Party is involved in any labor dispute; there are no strikes or walkouts or union organization of any Loan Party's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14.

         5.15 Margin Regulations. No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the meaning of the quoted term under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

         5.16 Investment Company Act. No Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

         5.17 Disclosure. No representation or warranty made by any Loan Party in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of fact or omits to state any fact necessary to make the statements herein or therein not misleading in any material respect. There is no fact known to Loan Parties or which reasonably should be known to Loan Parties which Loan Parties have not disclosed to Agent in writing with respect to the transactions contemplated this Agreement which could reasonably be expected to have a Material Adverse Effect.

         5.18 Delivery of Senior Subordinated Debt Documentation. Agent has received complete copies of the Senior Subordinated Debt documentation (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent.

         5.19 Swaps. No Loan Party is a party to, nor will it be a party to, any swap agreement whereby such Loan Party has agreed or will agree to swap interest rates or currencies; except that, with Agent's prior written consent, a Borrower may enter into an unsecured swap arrangement with a financial institution that is not a Lender hereunder.

         5.20 Conflicting Agreements. To the best of Borrower's knowledge after due investigation, no provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Loan Party or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

         5.21 Application of Certain Laws and Regulations. To the best of Borrower's knowledge after due investigation, no Loan Party nor any Affiliate of any Loan Party is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         5.22 Business and Property of Loan Parties. Upon and after the Closing Date, Loan Parties do not propose to engage in any business other than the design and manufacture of engine components and activities necessary to conduct the foregoing. On the Closing Date, each Loan Party will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Loan Party.

         5.23 Material Contracts Schedule 5.23 contains a true, correct and complete list of all contracts which are material to the operation of any Loan Party's business. Except as set forth on Schedule 5.23, each such contract is in full force and effect and no material defaults enforceable against such Loan Party exist thereunder. No Loan Party has received notice from any party to such contract stating that it intends to terminate or amend such contract.

VI.      AFFIRMATIVE COVENANTS.

         Each Loan Party shall, until payment in full of the Obligations and termination of this Agreement:

         6.1 Payment of Fees. Pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge Borrowers' Account for all such fees and expenses.

         6.2      Conduct of Business and Maintenance of Existence and Assets.
(i) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (ii) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (iii) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof .

         6.3 Violations. Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Loan Party which could reasonably be expected to have a Material Adverse Effect.

         6.4 Government Receivables. Take all steps necessary to protect Agent's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Loan Party and the United States, any state or any department, agency or instrumentality of any of them.

         6.5 Execution of Supplemental Instruments. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may request, in order that the full intent of this Agreement may be carried into effect.

         6.6 Payment of Indebtedness. Subject at all times to any applicable subordination arrangement in favor of Agent and/or Lenders, pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and each Loan Party shall have provided for such reserves as Agent may reasonably deem proper and necessary.

         6.7 Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10 and 9.12 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

         6.8      Financial Covenants.

                  (a) EBITDA. Maintain EBITDA for the Loan Parties on a Consolidated Basis of not less than the minimum amounts indicated below in respect to the corresponding periods (for each period a "Calculation Period") calculated as of the last day of such period:

                                                                                               MINIMUM
                       CALCULATION PERIOD                                                       EBITDA
---------------------------------------------------------------------------------------------------------
October 1, 2003 to December 31, 2003                                                          $ 6,800,000
---------------------------------------------------------------------------------------------------------

                                                                                               MINIMUM
                                  CALCULATION PERIOD                                            EBITDA
---------------------------------------------------------------------------------------------------------
October 1, 2003 to March 31, 2004                                                             $13,500,000
---------------------------------------------------------------------------------------------------------
October 1, 2003 to June 30, 2004                                                              $21,500,000
---------------------------------------------------------------------------------------------------------
October 1, 2003 to September 30, 2004                                                         $27,000,000
---------------------------------------------------------------------------------------------------------
the 12 month trailing period ending December 31, 2004                                         $28,000,000
---------------------------------------------------------------------------------------------------------
the 12 month trailing period ending March 31, 2005                                            $31,000,000
---------------------------------------------------------------------------------------------------------
the 12 month trailing period ending June 30, 2005                                             $33,000,000
---------------------------------------------------------------------------------------------------------
the 12 month trailing period ending September 30, 2005                                        $36,000,000
---------------------------------------------------------------------------------------------------------
the 12 month trailing period ending December 31, 2005                                         $38,000,000
---------------------------------------------------------------------------------------------------------
the 12 month trailing period ending March 31, 2006 and for the 12 month trailing period       $40,000,000
ending the last day of each fiscal quarter thereafter
---------------------------------------------------------------------------------------------------------

                  (b) Fixed Charge Coverage Ratio. If Undrawn Availability is less than $22,500,000 (each such date being a "Fixed Charge Springing Calculation Date"), Borrowers shall maintain a Fixed Charge Coverage Ratio for the Loan Parties on a Consolidated Basis of not less than the minimum amounts indicated below in respect to the corresponding periods (for each period a "Calculation Period") calculated as of the last day of such period:

---------------------------------------------------------------------------------------------------------------
                                                                                                  MINIMUM FIXED
                                                                                                      CHARGE
                                     CALCULATION PERIOD                                           COVERAGE RATI
---------------------------------------------------------------------------------------------------------------
October 1, 2003 to December 31, 2003                                                                0.45:1.0
------------------------------------------------------------------------------------------------------------
October 1, 2003 to March 31, 2004                                                                   0.70:1.0
------------------------------------------------------------------------------------------------------------
October 1, 2003 to June 30, 2004                                                                    0.60:1.0
------------------------------------------------------------------------------------------------------------
October 1, 2003 to September 30, 2004                                                               0.50:1.0
------------------------------------------------------------------------------------------------------------
the 12 month trailing period ending December 31, 2004                                               0.65:1.0
------------------------------------------------------------------------------------------------------------
the 12 month trailing period ending March 31, 2005                                                  0.80:1.0
------------------------------------------------------------------------------------------------------------
the 12 month trailing period ending June 30, 2005                                                   1.00:1.0
------------------------------------------------------------------------------------------------------------
the 12 month trailing period ending September 30, 2005                                              1.05:1.0
------------------------------------------------------------------------------------------------------------
the 12 month trailing period ending December 31, 2005                                               1.15:1.0
------------------------------------------------------------------------------------------------------------
the 12 month trailing period ending March 31, 2006 and for the 12 month trailing period ending      1.20:1.0
the last day of each fiscal quarter thereafter
------------------------------------------------------------------------------------------------------------

         Notwithstanding the foregoing, if after a Fixed Charge Springing Calculation Date, Borrowers maintain Undrawn Availability of $25,000,000 or more for ninety (90) consecutive days, then commencing with the first fiscal quarter occurring after such ninety (90) consecutive day period, Agent shall not test Borrowers' Fixed Charge Coverage Ratio pursuant to this Section 6.8(b) until the next Fixed Charge Springing Calculation Date.

                  (c) Senior Leverage Ratio. Maintain, on a consolidated basis, as of the end of each fiscal quarter and for each fiscal quarter thereafter, a Senior Leverage Ratio as of the end of each fiscal quarter, of not greater than 2.0:1.0.

         6.9 Minimum Undrawn Availability. Maintain at all times Undrawn Availability of not less than $5,000,000.

VII.     NEGATIVE COVENANTS.

         No Loan Party shall, until satisfaction in full of the Obligations and termination of this Agreement:

         7.1      Merger, Consolidation, Acquisition and Sale of Assets.

                  (a) Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it.

                  (b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except in the ordinary course of its business and except as provided in Section 4.3.

         7.2 Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances and Permitted Purchase Money Liens.

         7.3 Guarantees. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on Schedule 7.3, and (b) unsecured corporate guarantees made in the ordinary course of business by Borrowers up to an aggregate amount of $1,000,000 for the benefit of trade creditors of any Borrower; and (c) the endorsement of checks in the ordinary course of business.

         7.4 Investments. Except as set forth on Schedule 7.4 hereof, purchase or acquire obligations or stock of, or any other interest in, any Person, except Cash Equivalents; except that, from and after the date hereof, Borrowers may make investments in non-domestic Affiliates from time to time provided that, (a) Agent has a duly perfected, first priority lien on the Subsidiary Stock constituting the equity interests in such non-domestic Affiliate, and (b) the aggregate amount of all such investments in all non-domestic Affiliates shall not exceed $2,000,000 in the aggregate.

         7.5 Loans. Make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate except
(a) with respect to the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business and (b) loans by a Borrower to a Borrower after the date hereof, provided, that, (i) as to all of such loans, (A) within thirty (30) days after the end of each fiscal year, Borrowers shall provide to Agent a report in form and substance satisfactory to Agent of the outstanding amount of such loans as of the last day of the immediately preceding month and indicating any loans made and payments received during the immediately preceding month and (B) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is promptly delivered to Agent upon its request to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Agent may require.

         7.6 Capital Expenditures. Contract for, purchase or make any net Capital Expenditures as of the end of each fiscal year set forth below for the respective fiscal periods set forth below ending on the last day of such fiscal year in an aggregate amount in excess of the amounts set forth below:

            FISCAL PERIOD                                 CAPITAL EXPENDITURES
            -------------                                 --------------------
For the Fiscal Year ending 12/31/2003              $16,846,000 inclusive of the
                                                   aggregate amount of investments in
                                                   Borrowers' non-domestic Affiliates
                                                   permitted in Section 7.4 of this
                                                   Agreement made during such fiscal
                                                   year

For the Fiscal Year ending 12/31/2004              the Cap/Ex Carryover Amount plus
                                                   $19,661,000 inclusive of the
                                                   aggregate amount of investments in
                                                   Borrowers' non-domestic Affiliates
                                                   permitted in Section 7.4 of this
                                                   Agreement made during such fiscal
                                                   year

For the Fiscal Year ending 12/31/2005              the Cap/Ex Carryover Amount plus
                                                   $18,913,000 inclusive of the
                                                   aggregate amount of investments in
                                                   Borrowers' non-domestic Affiliates
                                                   permitted in Section 7.4 of this
                                                   Agreement made during such fiscal year

For the Fiscal Year ending 12/31/2006              the Cap/Ex Carryover Amount plus
                                                   $17,364,000 inclusive of the
                                                   aggregate amount of investments in
                                                   Borrowers' non-domestic Affiliates
                                                   permitted in Section 7.4 of this
                                                   Agreement made during such fiscal year

For the Fiscal Year ending 12/31/2007              the Cap/Ex Carryover Amount plus
                                                   $18,300,000 inclusive of the
                                                   aggregate amount of investments in
                                                   Borrowers' non-domestic Affiliates
                                                   permitted in Section 7.4 of this
                                                   Agreement made during such fiscal year

         7.7 Dividends and Distributions. Declare, pay or make any dividend or distribution on any shares of the common stock, preferred stock or other equity interests of any Loan Party (other than dividends or distributions payable in its stock or other equity interests or split-ups or reclassifications of its stock or other equity interests) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock or other equity interests of any Loan Party; except that Borrowers shall be permitted to purchase, redeem or retire any stock of Borrowers stock owned by any Person to the extent required under any stockholder agreement as in effect on the date hereof, provided that, the aggregate amount of payments made to all shareholders shall not exceed $2,000,000 in the aggregate and as of the date of any such payment, no Event of Default exists and is continuing, and after giving effect thereto, no Event of Default would exist.

         7.8 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness for Money Borrowed (exclusive of trade debt) of Loan Party except in respect of (i) Indebtedness to Lenders; (ii) Indebtedness incurred for capital expenditures permitted under Section 7.6; (iii) Indebtedness existing on the Effective Date as set forth on Schedule 7.8, (iv) Indebtedness due under the Subordinated Debt Documentation; (v) Permitted Purchase Money Debt; and (vi) other Indebtedness for Money Borrowed (other than loans between Borrowers) not to exceed at any given time outstanding $2,000,000 in the aggregate.

         7.9 Nature of Business. Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

         7.10 Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions disclosed in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate.

         7.11     Leases.

                  (a) Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6) if after giving effect thereto aggregate annual rental payments for all leased property would exceed $3,000,000 in any one fiscal year for all Loan Parties.

                  (b) Enter into Capital Leases if after giving effect thereto, the aggregate outstanding Indebtedness under such Capital Leases would exceed $5,000,000.

         7.12     Subsidiaries.

                  (a) Form any Subsidiary unless (i) such Subsidiary expressly joins in this Agreement as a Loan Party and becomes jointly and severally liable for the obligations of Loan Parties hereunder, under the Notes, and under any other agreement between any Loan Party and

Lenders and (ii) Agent shall have received all documents, including legal opinions, it may reasonably require to establish compliance with each of the foregoing conditions.

                  (b) Enter into any partnership, joint venture or similar arrangement.

         7.13 Fiscal Year and Accounting Changes. Change its fiscal year from a fiscal year ending December 31 or make any change (a) in accounting treatment and reporting practices except as required by GAAP or (b) in tax reporting treatment except as required by law.

         7.14 Pledge of Credit. Now or hereafter pledge Agent's or any Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than the applicable Loan Party's business as conducted on the date of this Agreement.

         7.15 Amendment of Articles of Formation, LLC Agreement, Certificate of Incorporation and By-Laws. Amend, modify or waive any term or provision of its Articles of Formation, LLC Agreement, Certificate of Incorporation and By-Laws or any shareholders agreement unless required by law.

         7.16 Compliance with ERISA. (a) (i) Maintain, or permit any member of the Controlled Group to maintain, or (ii) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d), (b) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and
Section 4975 of the Code, (c) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in
Section 302 of ERISA or Section 412 of the Code, (d) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Loan Party or any member of the Controlled Group or the imposition of a lien on the property of any Loan Party or any member of the Controlled Group pursuant to Section 4068 of ERISA, (e) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (f) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (g) fail promptly to notify Agent of the occurrence of any Termination Event, (h) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan, (i) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

         7.17 Prepayment of Indebtedness for Money Borrowed. Except as permitted pursuant to Section 7.18, at any time, directly or indirectly, prepay any Indebtedness for Money Borrowed (other than to Lenders), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Loan Party.

         7.18 Senior Subordinated Notes. (a) Amend, modify, alter or change in any material respect any of the Senior Subordinated Notes, the Senior Subordinated Indenture or any related agreements, documents or instruments, except that Borrowers may, after prior written notice to

Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of the Senior Subordinated Debt other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or (b) except as expressly permitted under this Agreement and the Senior Subordinated Indenture, redeem, retire, defease, purchase or otherwise acquire any Senior Subordinated Debt or set aside or otherwise deposit or invest any sums for such purpose; except that Borrowers may redeem, retire, defense, purchase or otherwise acquire all or a portion of the Senior Subordinated Debt, provided that: (i) any such payment shall be made from funds legally available therefor; (ii) any such payment shall not violate any law or regulation or the terms of the Senior Subordinated Indenture or any other agreement or undertaking to which any Loan Party is a party or by which a Loan Party or its properties are bound; (iii) as of the date of any such proposed payment and after giving effect thereto, no Default or Event of Default shall exist or have occurred; and (iv) for the period of sixty (60) days immediately prior to such date, Undrawn Availability shall not be less then $15,000,000; (v) as of the date of any such proposed payment, Borrowers shall have Undrawn Availability of not less than $15,000,000; and (vi) not less than five (5) Business Days prior to any such proposed payment, Borrowers shall have presented Agent with a pro forma Borrowing Base Certificate, in form and content satisfactory to Agent, projecting Undrawn Availability of not less than $15,000,000 for the sixty day period immediately after giving effect to any such proposed payment. Borrowers and Guarantor hereby designate, acknowledge, confirm and agree that the Obligations constitute "Designated Senior Indebtedness", as defined in the Senior Subordinated Indenture.

         7.19 Jurisdiction of Organization. Change the jurisdiction in which it is incorporated or otherwise organized, unless it has given the Agent not less than thirty (30) days prior written notice thereof.

VIII.    CONDITIONS PRECEDENT.

         8.1 Conditions to Initial Advances. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

                  (a) Notes. Agent shall have received the Notes duly executed and delivered by an authorized officer of each Borrower;

                  (b) Filings, Registrations, Recordings and Searches. Each document (including, without limitation, any UCC financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto. The Agent shall also have received UCC, tax and judgment lien searches with respect to each Loan Party in such jurisdictions as the Agent shall require, and the results of such searches shall be satisfactory to the Agent;

                  (c) Corporate Proceedings of Loan Parties. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors (or equivalent authority) of each Loan Party authorizing (i) the execution, delivery and performance of this Agreement and the Other Documents, the Notes, the Mortgage, any related agreements, and the Subordinated Debt Documentation, (collectively the "Documents") and (ii) the granting by each Loan Party of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of each Loan Party as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                  (d) Incumbency Certificates of Loan Parties. Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of each Loan Party executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                  (e) Certificates. Agent shall have received a copy of the Articles or Certificate of Incorporation of each Loan Party, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of each Loan Party and all agreements of each Loan Party's shareholders certified as accurate and complete by the Secretary of each Loan Party;

                  (f) Good Standing Certificates. Agent shall have received good standing certificates for each Loan Party dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each Loan Party's jurisdiction of incorporation and each jurisdiction where the conduct of each Loan Party's business activities or the ownership of its properties necessitates qualification;

                  (g) Legal Opinion. Agent shall have received the executed legal opinion of Shipman & Goodwin LLP in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement and the Other Documents as Agent may reasonably require and each Loan Party hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

                  (h) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Loan Party or against the officers or directors of any Loan Party (A) in connection with this Agreement and/or the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Loan Party or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

                  (i) Collateral Examination. Agent shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Lenders, of the Receivables, Inventory, General Intangibles, Investment Property,

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Real Property , Leasehold Interests and Equipment of each Loan Party and all books and records in connection therewith;

                  (j) Fees. Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date pursuant to Article III;

                  (k) Guaranties, Pledge Agreement, Other Documents. Agent shall have received executed Guaranties, Pledge Agreements, the Fee Letter and all Other Documents, each in form and substance satisfactory to Lenders;

                  (l) Insurance. Agent shall have received in form and substance satisfactory to Agent, (i) certified copies of Loan Parties' property insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee, and certified copies of Loan Parties' liability insurance policies, together with endorsements naming Agent as an additional insured;

                  (m) Title Insurance. Agent shall have received fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, redated to the date of the Mortgage recording and marked to Agent's satisfaction to evidence the form of such policies to be delivered with respect to the Mortgage), in standard ALTA form (or its equivalent if the ALTA form is unavailable in the State), issued by a title insurance company satisfactory to Agent, each in an amount equal to not less than the fair market value of the Real Property subject to the Mortgage, insuring the Mortgage to create a valid Lien on the Real Property with no exceptions which Agent shall not have approved in writing and no survey exceptions;

                  (n) Environmental Reports. Agent shall have received a schedule of all material environmental studies and reports prepared by independent environmental engineering firms with respect to all Real Property owned or leased by Loan Parties;

                  (o) Payment Instructions. Agent shall have received written instructions from Loan Parties directing the application of proceeds of the initial Advances made pursuant to this Agreement;

                  (p) Blocked Accounts. Agent shall have received duly executed agreements establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral;

                  (q) Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

                  (r) No Adverse Material Change. (i) Since September 30, 2002, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Lenders shall have been proven to be inaccurate or misleading in any material respect;

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                  (s)      Leasehold Agreements. Agent shall have received
landlord, mortgagee or warehouseman agreements satisfactory to Agent with respect to all premises leased by Loan Parties at which Inventory is located;

                  (t) Mortgage. Agent shall have received in form and substance satisfactory to Lenders (i) an executed Mortgage and (ii) a title policy for the Real Property and (iii) surveys and an opinion of local counsel to the Loan Parties with respect to such Mortgage;

                  (u) Subordinated Debt Documentation. Agent shall have received final executed copies of the Subordinated Debt Documentation which shall contain such terms and provisions including, without limitation, subordination terms, satisfactory to Agent;

                  (v) Contract Review. Agent shall have reviewed all material contracts of Loan Parties including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;

                  (w) Closing Certificate. Agent shall have received a closing certificate signed by the Chief Financial Officer of each Loan Party dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Loan Parties are on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and
(iii) on such date no Default or Event of Default has occurred or is continuing;

                  (x) Borrowing Base. Agent shall have received a duly executed Borrowing Base Certificate which shall indicate that the aggregate amount of Eligible Accounts and Eligible Accounts less Reserves is sufficient in value and amount to support Advances in the amount requested by Borrowers on the Closing Date;

                  (y) Undrawn Availability. After giving effect to the initial Advances hereunder, Borrowers shall have Undrawn Availability plus cash and Cash Equivalents in accounts subject to control agreements in favor of Agent and satisfactory in form and content to Agent in the aggregate amount of at least $39,000,000;

                  (z) Control Agreements. Agent shall have received control agreements with respect to all Collateral in which a security interest may be perfected by means of control under the UCC; and

                  (aa) Other. All tax assumptions, capital, organization, ownership, legal structure and all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent, Lenders and their counsel.

         8.2 Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to this Agreement and any related agreements

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to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date;

                  (b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date provided, however that Lenders, in their sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default;

                  (c) Maximum Revolving Advances. In the case of any Revolving Advances requested to be made, after giving effect thereto, the aggregate Revolving Advances shall not exceed the maximum amount of Revolving Advances permitted under Section 2.1; and

                  (d) Maximum Letters of Credit. In the case of any Letters of Credit requested to be made, after giving effect thereto, the aggregate face amount and reimbursement obligations outstanding in respect of Letters of Credit shall not exceed the maximum amount permitted under Section 2.10.

Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX.      INFORMATION AS TO BORROWERS.

         Each Loan Party shall, until satisfaction in full of the Obligations and the termination of this Agreement:

         9.1 Disclosure of Material Matters. Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, any Loan Party's reclamation or repossession of, or the return to any Loan Party of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

         9.2      Schedules.

                  (a) Deliver to Agent, on Wednesday of each Week (or more frequently if required by Agent), a Borrowing Base Certificate (which shall be calculated as of the last day of the immediately preceding Week and which shall not be binding upon Agent or restrictive of Agent's rights under this Agreement).

                  (b) Deliver to Agent on or before the fifteenth (15th) day of each month as and for the prior month (a) accounts receivable agings, (b) accounts payable agings, and (c) Inventory reports. In addition, each Loan Party shall deliver to Agent at such intervals as Agent may require: (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including, without limitation, trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables

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by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder.

                  (c) The items to be provided under Sections 9.2(a) and 9.2(b) are to be in form satisfactory to Agent and executed by each Loan Party and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and any Loan Party's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral.

         9.3 Environmental Reports. Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the President of each Loan Party stating, to the best of his knowledge and except as provided in Schedule 5.7, that each Loan Party is in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health. To the extent any Loan Party is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action Loan Party will implement in order to achieve material compliance.

         9.4 Litigation. Promptly notify Agent in writing of any litigation, suit or administrative proceeding affecting any Loan Party, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect.

         9.5 Material Occurrences. Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event of default under the Senior Subordinated Indenture or the Senior Subordinated Notes; (c) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under the Senior Subordinated Indenture or the Senior Subordinated Notes; (d) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Loan Party as of the date of such statements; (e) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Loan Party to a tax imposed by Section 4971 of the Code; (f) each and every default by any Loan Party which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (g) any other development in the business or affairs of any Loan Party which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Loan Parties propose to take with respect thereto.

         9.6 Government Receivables. Notify Agent immediately if any of its Receivables arise out of contracts between any Loan Party and the United States, any state, or any department, agency or instrumentality of any of them.

         9.7 Annual Financial Statements. Furnish Agent within ninety (90) days after the end of each fiscal year of Loan Parties, financial statements of Loan Parties on a consolidating and consolidated basis including, but not limited to, statements of income and stockholders' equity

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

and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Loan Parties and satisfactory to Agent (the "Accountants"). The report of the Accountants shall be accompanied by a statement of the Accountants certifying that, on a consolidated basis: (a) they have caused the Loan Agreement to be reviewed, (b) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Loan Parties' compliance with the requirements or restrictions imposed by Sections 6.8, 7.6, 7.8 and 7.11. In addition, the reports shall be accompanied by a certificate of each Loan Party's Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Loan Parties with respect to such event, and such certificate shall have appended thereto calculations which set forth Loan Parties' compliance with the requirements or restrictions imposed by Sections 6.8, 7.6, 7.8 and 7.11.

         9.8 Quarterly Financial Statements. Furnish Agent within forty-five (45) days after the end of each fiscal quarter, an unaudited balance sheet of Loan Parties on a consolidated and consolidating basis and unaudited statements of income and stockholders' equity and cash flow of Loan Parties reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of Loan Parties. Each such balance sheet, statement of income and stockholders' equity and statement of cash flow shall set forth a comparison of the figures for (a) the current fiscal period and (b) the current year-to-date with the figures for (c) the same fiscal period and year-to-date period of the immediately preceding fiscal year and (d) the projections for such fiscal period and year-to-date period delivered pursuant to
Section 5.5(b) or Section 9.12, as applicable. The financial statements shall be accompanied by a certificate signed by the Chief Financial Officer of each Loan Party, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Loan Parties with respect to such default and, such certificate shall have appended thereto calculations which set forth Loan Parties' compliance with the requirements or restrictions imposed by Sections 6.8, 7.6, 7.8 and 7.11.

         9.9 Monthly Financial Statements. Furnish Agent within thirty (30) days after the end of each month, an unaudited balance sheet of Loan Parties on a consolidated and consolidating basis and unaudited statements of income and stockholders' equity and cash flow of Loan Parties on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material

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

to the business of Loan Parties. Each such balance sheet, statement of income and stockholders' equity and statement of cash flow shall set forth a comparison of the figures for (a) the current fiscal period and (b) the current year-to-date with the figures for (c) the same fiscal period and year-to-date period of the immediately preceding fiscal year and (d) the projections for such fiscal period and year-to-date period delivered pursuant to Section 5.5(b) or
Section 9.12, as applicable. The financial statements shall be accompanied by a certificate of each Loan Party's Chief Financial Officer, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Loan Parties with respect to such event and, such certificate shall have appended thereto calculations which set forth Loan Parties' compliance with the requirements or restrictions imposed by Sections 6.8, 7.6, 7.8 and 7.11.

         9.10 Other Reports. Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, (a) with copies of such financial statements, reports and returns as each Loan Party shall send to its stockholders and (b) copies of all notices sent pursuant to the Subordinated Debt Documentation.

         9.11 Additional Information. Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by Loan Parties including, without limitation and without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Loan Party's opening of any new office or place of business or any Loan Party's closing of any existing office or place of business, and (c) promptly upon any Loan Party's learning thereof, notice of any labor dispute to which any Loan Party may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Loan Party is a party or by which any Loan Party is bound.

         9.12 Projected Operating Budget. Furnish Agent, no later than fifteen (15) days after the beginning of each Loan Party's fiscal years commencing with fiscal year December 31, 2003, a month by month projected operating budget and cash flow of Loan Parties on a consolidated and consolidating basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of each Loan Party to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

         9.13 Variances From Operating Budget. Furnish Agent, concurrently with the delivery of the financial statements referred to in Section 9.7 and each monthly report, a written report summarizing all material variances from budgets submitted by Loan Parties pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

         9.14 Notice of Suits, Adverse Events. Furnish Agent with prompt notice of (a) any lapse or other termination of any Consent issued to any Loan Party by any Governmental Body or any other Person that is material to the operation of any Loan Party's business, (b) any refusal

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

by any Governmental Body or any other Person to renew or extend any such Consent; and (c) copies of any periodic or special reports filed by any Loan Party with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Loan Party, or if copies thereof are requested by Agent or any Lender, and (d) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Loan Party.

         9.15 ERISA Notices and Requests. Furnish Agent with immediate written notice in the event that (a) any Loan Party or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Loan Party or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (b) any Loan Party or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Loan Party or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (c) a funding waiver request has been filed with respect to any Plan together with all communications received by any Loan Party or any member of the Controlled Group with respect to such request,
(d) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Loan Party or any member of the Controlled Group was not previously contributing shall occur, (e) any Loan Party or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (f) any Loan Party or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (g) any Loan Party or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (h) any Loan Party or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (i) any Loan Party or any member of the Controlled Group knows that (x) a Multiemployer Plan has been terminated, (y) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (z) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

         9.16 Additional Documents. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

X.       EVENTS OF DEFAULT.

         The occurrence of any one or more of the following events shall constitute an "Event of Default":

         10.1 failure by any Loan Party to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities

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or make any other payment, fee or charge provided for herein when due or in any
Other Document;

         10.2 (a) failure by Loan Parties to perform, keep or observe any provision of Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.10, 4.11, 4.15(h), 6.8, 6.9,
6.10, Article VII or (b) any representation or warranty made or deemed made by any Loan Party in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

         10.3 failure by any Loan Party to (a) furnish financial information when due or when requested which is unremedied for a period of fifteen (15) days, or (b) permit the inspection of its books or records;

         10.4 issuance of a notice of Lien, levy assessment, injunction attachment or service against a material portion of any Loan Party's property which is not stayed or lifted within forty-five (45) day or bonded pending appeal;

         10.5 failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any Other Document, now or hereafter entered into between any Loan Party, Agent and/or any Lender (to the extent such breach is not otherwise embodied in any other provision of this Article X for which a different grace or cure period is specified or which constitute an immediate Event of Default under this Agreement or the Other Documents), which is not cured within five (5) Business Days after the occurrence of such Event of Default, except where a longer cure period is permitted herein;

         10.6 any judgment or judgments are rendered or judgment liens filed against one or more Loan Parties for an aggregate amount in excess of $500,000 which within thirty (30) days of such rendering or filing is not either satisfied, stayed or discharged of record or covered in full by insurance;

         10.7 any Loan Party shall (a) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (b) make a general assignment for the benefit of creditors, (c) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (d) be adjudicated a bankrupt or insolvent, (e) file a petition seeking to take advantage of any other law providing for the relief of debtors, (f) acquiesce to, or fail to have dismissed, within forty-five (45) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (g) take any action for the purpose of effecting any of the foregoing;

         10.8 any Loan Party shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

         10.9 any domestic Affiliate or any Subsidiary of any Loan Party shall (a) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (b) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (c) make a general assignment for the benefit of creditors, (d) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in

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effect), (e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law providing for the relief of debtors, (g) acquiesce to, or fail to have dismissed, within forty-five (45) days, any petition filed against it in any involuntary case under such bankruptcy laws, or
(h) take any action for the purpose of effecting any of the foregoing;

         10.10 any non-domestic Affiliate or any Subsidiary of any Loan Party shall (a) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (b) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (c) make a general assignment for the benefit of creditors, (d) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law providing for the relief of debtors, (g) acquiesce to, or fail to have dismissed, within forty-five (45) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (h) take any action for the purpose of effecting any of the foregoing, to the extent that any of the foregoing would have a Material Adverse Effect on a consolidated basis;

         10.11 any change in any Loan Party's condition or affairs (financial or otherwise) which in Agent's opinion has a Material Adverse Effect;

         10.12 any Lien created hereunder or provided for hereby or under any Other Document for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

         10.13 an event of default has occurred under the Senior Subordinated Indenture or the Senior Subordinated Notes, which default shall not have been cured or waived within any applicable grace period and for which Senior Subordinated Indenture Trustee is permitted to take action pursuant to the terms of the Senior Subordinated Indenture or the Subordinated Notes as in effect on the Closing Date;

         10.14 a default of the obligations of any Loan Party under any other agreement to which it is a party shall occur which materially and adversely affects its condition, affairs or prospects (financial or otherwise) which default is not cured within any applicable grace period;

         10.15 termination or breach of any Guaranty or similar agreement executed and delivered to Agent in connection with the Obligations of any Loan Party, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty or similar agreement;

         10.16    any Change of Control shall occur;

         10.17 (a) any Governmental Body shall (i) revoke, terminate, suspend or adversely modify any license, permit, patent, trademark or tradename of any Loan Party, or (ii) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or
(iii) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of any Loan Party's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent the effect of which, in any case with respect to any of the foregoing, would reasonably be

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expected to have a Material Adverse Effect; or (b) any agreement which is necessary or material to the operation of any Loan Party's business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect;

         10.18 any portion of the Collateral shall be seized or taken by a Governmental Body, or any Loan Party or the title and rights of any Loan Party or any Original Owner which is the owner of any material portion of the Collateral shall have become the subject matter of litigation which might, in the opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

         10.19 the operations of any Borrower's manufacturing facility, taken as a whole, is interrupted in any material respect and such interruption would reasonably be expected to have a Material Adverse Effect;

         10.20 the breach by the Sellers of any of their obligations and liabilities with respect to any environmental matters as disclosed in writing to Agent by Borrowers on the date hereof and the Loan Parties have not cured or remedied such breach by the Sellers or the Loan Parties are not taking action, in good faith, to compel the Sellers to comply with its obligations and liabilities with respect to such environmental matters, provided however, that, if the Sellers breach their obligations and liabilities with respect to such environmental matters and such breach, in the reasonable judgment of Agent, would have a Material Adverse Effect, then such breach shall constitute an Event of Default notwithstanding any action by a Loan Party to compel the Sellers to comply with their obligations and liabilities with respect to such environmental matters; or

         10.21 an event or condition specified in Section 7.16 or 9.15 shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Loan Party or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would have a Material Adverse Effect.

XI.      LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.

         11.1 Rights and Remedies. Upon the occurrence of (a) an Event of Default pursuant to Section 10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and, (b) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Required Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances and (c) a filing of a petition against any Loan Party in any involuntary case under any state or federal bankruptcy laws, the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over any Loan Party. Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the UCC and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any

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available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any Loan
Party's premises or other premises without legal process and without incurring liability to any Loan Party therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Loan Parties to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Loan Parties reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Loan Parties at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each Loan Party. Agent may specifically disclaim any warranties of title or the like at any sale of Collateral. In connection with the exercise of the foregoing remedies, Agent is granted permission to use all of each Loan Party's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (i) Inventory for the purpose of disposing of such Inventory and (ii) Equipment for the purpose of completing the manufacture of unfinished goods.

         11.2 Application of Proceeds. The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Agent for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations; third, to fees payable in connection with this Agreement; fourth, to furnish to Agent cash collateral in an amount not less than 105% of the aggregate undrawn amount of all Letters of Credit, such cash collateral arrangements to be in form and substance satisfactory to Agent; and, fifth, to the principal of the Obligations. If any deficiency shall arise, Loan Parties shall remain liable to Agent and Lenders therefor. If it is determined by an authority of competent jurisdiction that a disposition by Agent did not occur in a commercially reasonably manner, Agent may obtain a deficiency judgment for the difference between the amount of the Obligation and the amount that a commercially reasonable sale would have yielded. Agent will not be considered to have offered to retain the Collateral in satisfaction of the Obligations unless Agent has entered into a written agreement with Loan Party to that effect.

         11.3 Agent's Discretion. Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent's or Lenders' rights hereunder.

         11.4 Setoff. In addition to any other rights which Agent, any Lender or any Issuer may have under applicable law, upon the occurrence of an Event of Default hereunder, Agent, such Lender and such Issuer shall have a right to apply any Loan Party's property held by Agent, such Lender or such Issuer to reduce the Obligations.

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         11.5     Rights and Remedies not Exclusive. The enumeration of the
foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

XII.     WAIVERS AND JUDICIAL PROCEEDINGS.

         12.1 Waiver of Notice. Each Loan Party hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

         12.2 Delay. No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

         12.3 Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII.    EFFECTIVE DATE AND TERMINATION.

         13.1 Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Loan Party, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until the earliest of (a) October 15, 2007 (the "Original Term"), (b) the acceleration of all Obligations pursuant to the terms of this Agreement or (c) the date on which this Agreement shall be terminated in accordance with the provisions hereof or by operation of law (the "Termination Date"; such period referred to herein as the "Term"). Loan Parties may terminate this Agreement at any time upon ninety (90) days' prior written notice upon payment in full of the Obligations.

         13.2 Termination. The termination of the Agreement shall not affect any Loan Party's, Agent's or any Lender's rights, or any of the Obligations having their inception prior to the

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effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers' Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Loan Party have been paid or performed in full after the termination of this Agreement or each Loan Party has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, each Loan Party waives any rights which it may have under Section 9-513 of the UCC to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Loan Party, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.

XIV.     REGARDING AGENT.

         14.1 Appointment. Each Lender hereby designates GMAC CF to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Sections 3.3(a) and 3.4) and in the Fee Letter charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

         14.2 Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. None of Agent, any Lender, or any Issuer nor any of their respective officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or
(ii) responsible in any manner for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of Loan Party to perform its obligations

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hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Loan Party. The duties of Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

         14.3 Lack of Reliance on Agent and Resignation. Independently and without reliance upon Agent, any Issuer or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Loan Party in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Loan Party. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Loan Party pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Other Document, or of the financial condition of any Loan Party, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition of any Loan Party, or the existence of any Event of Default or any Default.

         Agent may resign on sixty (60) days' written notice to each of Lenders and Borrowing Agent and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Loan Parties. If no such successor Agent is appointed at the end of such sixty (60) day period, Agent may designate one of the Lenders as a successor Agent.

         Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this
Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         14.4 Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

         14.5 Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier

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message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

         14.6 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or a Loan Party referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

         14.7 Indemnification. To the extent Agent is not reimbursed and indemnified by Loan Parties, each Lender will reimburse and indemnify Agent and each Issuer in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent and such Issuer in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the indemnified party's gross (not mere) negligence or willful misconduct.

         14.8 Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Loan Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

         14.9 Delivery of Documents. To the extent Agent receives documents and information from any Loan Party pursuant to Sections 9.7, 9.8 and 9.9, Agent will promptly furnish such documents and information to Lenders.

         14.10 Loan Parties' Undertaking to Agent. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Loan Party hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall

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pro tanto satisfy the relevant Loan Party's obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

         14.11 Documentation Agent and Syndication Agent. The Lenders identified on the facing page or signature pages of this Agreement as a "Documentation Agent" or "Syndication Agent", as the case may be, shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any of the Other Documents other than those applicable to all Lenders as such. Without limiting the foregoing, each Lender so identified shall not have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

XV.      GUARANTEE.

         15.1 Each Guarantor hereby unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, the due and punctual performance of all Obligations. Each payment made by any Guarantor pursuant to this Guarantee shall be made in lawful money of the United States in immediately available funds.

         15.2 Each Guarantor hereby absolutely, unconditionally and irrevocably waives (i) promptness, diligence, notice of acceptance, notice of presentment of payment and any other notice hereunder, (ii) demand of payment, protest, notice of dishonor or nonpayment, notice of the present and future amount of the Obligations and any other notice with respect to the Obligations,
(iii) any requirement that the Agent or any Lender protect, secure, perfect or insure any security interest or Lien or any property subject thereto or exhaust any right or take any action against any other Loan Party, or any Person or any Collateral, (iv) any other action, event or precondition to the enforcement hereof or the performance by each such Guarantor of the Obligations, and (v) any defense arising by any lack of capacity or authority or any other defense of any Loan Party or any notice, demand or defense by reason of cessation from any cause of Obligations other than payment and performance in full of the Obligations by the Loan Parties and any defense that any other guarantee or security was or was to be obtained by Agent.

         15.3 No invalidity, irregularity, voidableness, voidness or unenforceability of this Agreement or any Other Document or any other agreement or instrument relating thereto, or of all or any part of the Obligations or of any collateral security therefor shall affect, impair or be a defense hereunder.

         15.4 The Guaranty hereunder is one of payment and performance, not collection, and the obligations of each Guarantor hereunder are independent of the Obligations of the other Loan Parties, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce the terms and conditions of this Article XV, irrespective of whether any action is brought against any other Loan Party or other Persons or whether any other Loan Party or other Persons are joined in any such action or actions. Each Guarantor waives any right to require that any resort be had by Agent or any Lender to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of any Agent or any Lender in favor of any Loan Party or any other Person. No election to proceed in one form of action or proceedings, or against any Person, or on any Obligations, shall constitute a waiver of Agent's

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right to proceed in any other form of action or proceeding or against any other
Person unless Agent has expressed any such right in writing. Without limiting the generality of the foregoing, no action or proceeding by Agent against any Loan Party under any document evidencing or securing indebtedness of any Loan Party to Agent shall diminish the liability of any Guarantor hereunder, except to the extent Agent receives actual payment on account of Obligations by such action or proceeding, notwithstanding the effect of any such election, action or proceeding upon the right of subrogation of any Guarantor in respect of any Loan Party.

         15.5 The liability of each Guarantor hereunder shall be absolute, unlimited and unconditional and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any claim, defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any other Obligation or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor shall not be discharged or impaired, released, limited or otherwise affected by:

                           (i)      any change in the manner, place or terms of
payment or performance, and/or any change or extension of the time of payment or performance of, release, renewal or alteration of, or any new agreements relating to any Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any rescission of, or amendment, waiver or other modification of, or any consent to departure from, this Agreement or any Other Document, including any increase in the Obligations resulting from the extension of additional credit to any Borrower or otherwise;

                           (ii)     any sale, exchange, release, surrender,
loss, abandonment, realization upon any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any of the Obligations, and/or any offset there against, or failure to perfect, or continue the perfection of, any Lien in any such property, or delay in the perfection of any such Lien, or any amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligations;

                           (iii)    the failure of the Agent or any Lender to
assert any claim or demand or to enforce any right or remedy against any Borrower or any other Loan Party or any other Person under the provisions of this Agreement or any Other Document or any other document or instrument executed an delivered in connection herewith or therewith;

                           (iv)     any settlement or compromise of any
Obligation, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and any subordination of the payment of all or any part thereof to the payment of any obligation (whether due or not) of any Loan Party to creditors of any Loan Party other than any other Loan Party;

                           (v)      any manner of application of Collateral, or
proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other assets of any Loan Party; and

                           (vi)     any other agreements or circumstance of any
nature whatsoever

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that may or might in any manner or to any extent vary the risk of any Guarantor, or that might otherwise at law or in equity constitute a defense available to, or a discharge of, the Guaranty hereunder and/or the obligations of any Guarantor, or a defense to, or discharge of, any Loan Party or any other Person or party hereto or the Obligations or otherwise with respect to the Advances, Letters of Credit or other financial accommodations to any Borrower pursuant to this Agreement and/or the Other Documents.

         15.6 The Agent shall have the right to do any of the above without notice to or the consent of any Guarantor and each Guarantor expressly waives any right to notice of, consent to, knowledge of and participation in any agreements relating to any of the above or any other present or future event relating to Obligations whether under this Agreement or otherwise or any right to challenge or question any of the above and waives any defenses of such Guarantor which might arise as a result of such actions.

         15.7 Agent may at any time and from time to time (whether prior to or after the revocation or termination of this Agreement) without the consent of, or notice to, any Guarantor, and without incurring responsibility to any Guarantor or impairing or releasing the Obligations, apply any sums by whomsoever paid or howsoever realized to any Obligations regardless of what Obligations remain unpaid.

         15.8     (a)      The Guaranty provisions herein contained shall
continue to be effective or be reinstated, as the case may be, if claim is ever made upon the Agent or any Lender for repayment or recovery of any amount or amounts received by such Person in payment or on account of any of the Obligations and such Person repays all or part of said amount for any reason whatsoever, including, without limitation, by reason of any judgment, decree or order of any court or administrative body having jurisdiction over such Person or the respective property of each, or any settlement or compromise of any claim effected by such Person with any such claimant (including any Loan Party); and in such event each Guarantor hereby agrees that any such judgment, decree, order, settlement or compromise or other circumstances shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Obligation, and each Guarantor shall be and remain liable to the Agent and/or Lenders for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person(s).

                  (b) Agent shall not be required to marshal any assets in favor of any Guarantor, or against or in payment of Obligations.

                  (c) No Guarantor shall be entitled to claim against any present or future security held by Agent from any Person for Obligations in priority to or equally with any claim of Agent, or assert any claim for any liability of any Loan Party to any Guarantor in priority to or equally with claims of Agent for Obligations, and no Guarantor shall be entitled to compete with Agent with respect to, or to advance any equal or prior claim to any security held by Agent for Obligations.

                  (d) If any Loan Party makes any payment to Agent, which payment is wholly or partly subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any Person under any federal or provincial statute or at common law or under equitable principles, then to the extent of such payment, the Obligation intended to be paid shall

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be revived and continued in full force and effect as if the payment had not been made, and the resulting revived Obligation shall continue to be guaranteed, uninterrupted, by each Guarantor hereunder.

                  (e) All present and future monies payable by any Loan Party to any Guarantor, whether arising out of a right of subrogation or otherwise, are assigned to Agent for its benefit and for the ratable benefit of Lenders as security for such Guarantor's liability to Agent and Lenders hereunder and are postponed and subordinated to Agent's prior right to payment in full of Obligations. Except to the extent prohibited otherwise by this Agreement, all monies received by any Guarantor from any Loan Party shall be held by such Guarantor as agent and trustee for Agent. This assignment, postponement and subordination shall only terminate when the Obligations are paid in full in cash and this Agreement is irrevocably terminated.

                  (f) Each Loan Party acknowledges this assignment, postponement and subordination and, except as otherwise set forth herein, agrees to make no payments to any Guarantor without the prior written consent of Agent. Each Loan Party agrees to give full effect to the provisions hereof.

         15.9 Upon the occurrence and during the continuance of any Event of Default, the Agent may and upon written request of the Required Lenders shall, without notice to or demand upon any Loan Party or any other Person, declare any obligations of such Guarantor hereunder immediately due and payable, and shall be entitled to enforce the obligations of each Guarantor. Upon such declaration by the Agent, the Agent and Lenders are hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisions or final) at any time held and other indebtedness at any time owing by the Agent or Lenders to or for the credit or the account of any Guarantor against any and all of the obligations of each Guarantor now or hereafter existing hereunder, whether or not the Agent or Lenders shall have made any demand hereunder against any other Loan Party and although such obligations may be contingent and unmatured. The rights of the Agent and Lenders hereunder are in addition to other rights and remedies (including other rights of set-off) which the Agent and Lenders may have. Upon such declaration by the Agent, with respect to any claims (other than those claims referred to in the immediately preceding paragraph) of any Guarantor against any Loan Party (the "Claims"), the Agent shall have the full right on the part of the Agent in its own name or in the name of such Guarantor to collect and enforce such Claims by legal action, proof of debt in bankruptcy or other liquidation proceedings, vote in any proceeding for the arrangement of debts at any time proposed, or otherwise, the Agent and each of its officers being hereby irrevocably constituted attorneys-in-fact for each Guarantor for the purpose of such enforcement and for the purpose of endorsing in the name of each Guarantor any instrument for the payment of money. Each Guarantor will receive as trustee for the Agent and will pay to the Agent forthwith upon receipt thereof any amounts which such Guarantor may receive from any Loan Party on account of the Claims. Each Guarantor agrees that at no time hereafter will any of the Claims be represented by any notes, other negotiable instruments or writings, except and in such event they shall either be made payable to the Agent, or if payable to any Guarantor, shall forthwith be endorsed by such Guarantor to the Agent. Each Guarantor agrees that no payment on account of the Claims or any security interest therein shall be created, received, accepted or retained during the continuance of any Event of Default nor shall any financing statement be filed with respect thereto by any Guarantor.

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         15.10    Any acknowledgment or new promise, whether by payment of
principal or interest or otherwise and whether by any Loan Party or others (including any Lenders) with respect to any of the Obligations shall, if the statute of limitations in favor of any Guarantor against the Agent or Lenders shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

         15.11 All amounts due, owing and unpaid from time to time by any Guarantor hereunder shall bear interest at the interest rate per annum then chargeable with respect to Domestic Rate Loans constituting Revolving Advances.

         15.12 Each Guarantor acknowledges receipt of a copy of each of this Agreement and the Other Documents. Each Guarantor has made an independent investigation of the Loan Parties and of the financial condition of the Loan Parties. Neither Agent nor any Lender has made and neither Agent nor any Lender does make any representations or warranties as to the income, expense, operation, finances or any other matter or thing affecting any Loan Party nor has Agent or any Lender made any representations or warranties as to the amount or nature of the Obligations of any Loan Party to which this Article XV applies as specifically herein set forth, nor has Agent or any Lender or any officer, agent or employee of Agent or any Lender or any representative thereof, made any other oral representations, agreements or commitments of any kind or nature, and each Guarantor hereby expressly acknowledges that no such representations or warranties have been made and such Guarantor expressly disclaims reliance on any such representations or warranties.

         15.13 The provisions of this Article XV shall remain in effect until the indefeasible payment in full in cash of all Obligations and irrevocable termination of this Agreement.

XVI.     BORROWING AGENCY.

         16.1     Borrowing Agency Provisions.

                  (a) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

                  (b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. None of Agent, any Issuer or any Lender shall incur liability to Borrowers as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent, each Issuer and each Lender and holds Agent, each Issuer and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent, any Issuer or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this

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Section 16.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party.

                  (c) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by Agent or any Lender to any Loan Party, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Loan Party, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Loan Party, and such agreement by each Loan Party to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Loan Parties or any Collateral for such Loan Party's Obligations or the lack thereof.

         16.2 Waiver of Subrogation. Each Loan Party expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Loan Party may now or hereafter have against the other Loan Parties or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Loan Parties' property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

XVII.    MISCELLANEOUS.

         17.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against any Loan Party with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each Loan Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Loan Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in
Section 17.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at the Agent's and/or any Lender's option, by service upon Borrowing Agent which each Loan Party irrevocably appoints as such Loan Party's Agent for the purpose of accepting service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Loan Party in the courts of any other jurisdiction. Each Loan Party waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by any Loan Party against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the City of New York, State of New York.

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         17.2     Entire Understanding. (a) This Agreement and the documents executed concurrently herewith contain the entire understanding between each Loan Party, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Loan Party's, Agent's and each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

                  (b) The Required Lenders, Agent with the consent in writing of the Required Lenders, and Borrowers may, subject to the provisions of this Section 17.2 (b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Borrowers, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Loan Parties thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all Lenders:

                           (i)      increase the Commitment Percentage of any
Lender;

                           (ii)     increase the Maximum Loan Amount, the
Maximum Revolving Advance Amount, the Maximum Capital Expenditure Amount or the Maximum Term Loan Amount;

                           (iii)    extend the maturity of any Note or the due
date for any amount payable hereunder, or decrease the rate of interest or reduce any scheduled principal payment or fee payable by Borrowers to Lenders pursuant to this Agreement;

                           (iv)     alter the definition of the term Required
Lenders or alter, amend or modify this Section 17.2(b);

                           (v)      release any Collateral during any calendar
year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $5,000,000;

                           (vi)     change the rights and duties of Agent;

                           (vii)    permit any Revolving Advance to be made if
after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Formula Amount for more than sixty (60) consecutive Business Days or exceed one hundred and ten percent (110%) of the Formula Amount;

                           (viii)   increase the Advance Rates above the Advance
Rates in effect on the Closing Date (including any increase provided under Section 2.1(c)).

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

Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Loan Parties, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Loan Parties, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

                  (b) In the event that Agent requests the consent of a Lender pursuant to this Section 17.2 and such Lender shall not respond or reply to Agent in writing within ten (10) days of delivery of such report, such Lender shall be deemed to have consented to the matter that was the subject of the request. In the event that Agent requests the consent of a Lender pursuant to this Section 17.2 and such consent is denied, then GMAC CF may, at its option, require such Lender to assign its interest in the Advances to GMAC CF or to another Lender or to any other Person designated by the Agent (the "Designated Lender"), for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrowers. In the event GMAC CF elects to require any Lender to assign its interest to GMAC CF or to the Designated Lender, GMAC CF will so notify such Lender in writing within forty five (45) days following such Lender's denial, and such Lender will assign its interest to GMAC CF or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, GMAC CF or the Designated Lender, as appropriate, and Agent.

         Notwithstanding the foregoing, Agent may at its discretion and without the consent of the Required Lenders, voluntarily permit the outstanding Revolving Advances at any time to exceed the Formula Amount by up to one hundred and ten percent (110%) of the Formula Amount for up to thirty (30) consecutive Business Days. For purposes of the preceding sentence, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either "Eligible Accounts" or "Eligible Inventory", as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Formula Amount by more than ten percent (10%), Agent shall decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence.

         17.3     Successors and Assigns; Participations; New Lenders.

                  (a) This Agreement shall be binding upon and inure to the benefit of Loan Parties, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

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

                  (b) Each Loan Party acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Loan Parties shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Loan Parties be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Each Loan Party hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

                  (c) Any Lender may with the consent of Agent which shall not be unreasonably withheld or delayed sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Loan Parties hereby consent to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing. Notwithstanding the foregoing, any Lender may assign all or any portion of the Advances or Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided, that any payment in respect of such assigned Advances or Notes made by the Borrowers to or for the account of the assigning or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrowers' obligations hereunder in respect to such assigned Advances or Notes to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder.

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

                  (d) Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Loan Parties, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Loan Parties or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

                  (e) Loan Parties authorize each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning Loan Parties which has been delivered to such Lender by or on behalf of Loan Parties pursuant to this Agreement or in connection with such Lender's credit evaluation of Loan Parties.

                  (f) Each Lender or participant organized under the laws of a jurisdiction outside the United States, and from time to time thereafter if either requested by Borrowing Agent or the Agent or upon the obsolescence or expiration of any previously delivered form, shall provide the Agent and the Borrowing Agent with (i) two (2) original executed copies of a correct and completed Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that payments to such Lender or participant are not subject to United States federal withholding tax under the Code because such payment is either effectively connected with the conduct by such Lender or participant of a trade or business in the United States or totally exempt from United States federal withholding tax by reason of the application of an income tax treaty to which the United States is a party or such Lender is otherwise exempt, (ii) or to the extent permitted by law, as an alternative to form 1001 or 4224, each such Lender or participant may provide the Borrowing Agent and the Agent with two original executed copies of Internal Revenue Service Form W-8, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from United States federal withholding tax pursuant to Section 871(h) or 881(c) of the Code, together with an annual certificate stating that such Lender or participant is not a "person" described in Section 871(h)(3) or 881(c)(3) of the Code and (iii) a duly completed and executed Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor or other form establishing an exemption from United States federal backup withholding tax. Each such Lender further agrees to complete and deliver to Borrowing Agent, upon its request, such other forms or other documentation as may be appropriate to minimize any withholding tax on payments pursuant to this Agreement under the laws of any other jurisdiction unless such completion and delivery may in any event be disadvantageous for such Lender. For purposes of this subsection (b), the term "United States" shall have the meaning specified in Section 7701 of the Code.

                  (g) At the request of Agent from time to time both before and after the Closing Date, the Loan Parties will assist Agent in the syndication of the credit facility provided pursuant to this Agreement and the Other Documents. Such assistance shall include, but not be limited to (i) prompt assistance in the preparation of an information memorandum and the verification of the completeness and accuracy of the information and the reasonableness of the projections contained therein, (ii) preparation of offering materials and financial projections by Loan Parties and their advisors, (iii) providing Agent with all information reasonably deemed

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necessary by Agent to successfully complete the syndication, (iv) confirmation as to the accuracy and completeness of such offering materials and information and confirmation that management's projections are based on assumptions believed by the Loan Parties to be reasonable at the time made, and (v) participation of the Loan Parties' senior management in meetings and conference calls with potential lenders at such times and places as Agent may reasonably request.

         17.4 Application of Payments. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Loan Party makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Loan Party's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

         17.5 Indemnity. Each Loan Party shall indemnify Agent, each Issuer, each Lender and each of their respective officers, directors, Affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent, such Issuer or any Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent, any Issuer or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct of the party being indemnified.

         17.6 Notice. Any notice or request hereunder may be given to any Loan Party or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section 17.6. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier,
(c) registered or certified mail, return receipt requested, or (d) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

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         (A)      If to Agent or to
                  GMAC CF as Lender at:     GMAC COMMERCIAL FINANCE LLC
                                            461 Fifth Avenue
                                            21st Floor
                                            New York, New York 10017
                                            Attention:     Portfolio Manager
                                            Telephone:     212-489-4755
                                            Telecopier:    212-489-3980

                                            GMAC COMMERCIAL FINANCE LLC
                                            1290 Avenue of the Americas
                                            New York, New York 10017
                                            Attention:     SF Legal Department
                                            Telephone:     212-884-7000
                                            Telecopier:    212-884-7372

         (B) If to a Lender other than GMAC CF, as specified on the signature pages hereof.

         (C)      If to Borrowing Agent
                  or any Loan Party, at:    STANADYNE CORPORATION
                                            92 Deerfield Road
                                            Windsor, Connecticut 06095-4209
                                            Attention:      Stephen S. Langin
                                            Telephone:      860-525-0821
                                            Telecopier:     860-683-4500

         17.7 Survival. The obligations of Loan Parties under Sections 2.2(f), 3.7, 3.9, 4.19(h), 14.7 and 17.5 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

         17.8 Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

         17.9 Expenses. All costs and expenses including, without limitation, (i) reasonable attorneys' fees and disbursements incurred by Agent, Agent on behalf of Lenders and Lenders (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent's or any Lender's transactions with any Loan Party, or (e) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement and all related agreements, and (ii) reasonable fees and disbursements incurred by Agent or Agent on behalf of Lenders in connection with any

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

appraisals of Inventory or other Collateral, field examinations, collateral analysis or monitoring or other business analysis conducted by outside Persons in connection with this Agreement and all related agreements, may be charged to Borrowers' Account and shall be part of the Obligations.

         17.10 Injunctive Relief. Each Loan Party recognizes that, in the event any Loan Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

         17.11 Consequential Damages. None of Agent, any Issuer, any Lender, nor any agent or attorney for any of them, shall be liable to any Loan Party for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

         17.12 Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

         17.13 Counterparts; Telecopied Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         17.14 Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

         17.15    Confidentiality; Sharing Information.

                  (a) Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent's, such Lender's and such Transferee's customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (i) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (ii) to Agent, any Lender or to any prospective Transferees and Purchasing Lenders, and
(iii) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (A) unless specifically prohibited by applicable law or court order, Agent, each Lender and each Transferee shall use reasonable efforts prior to disclosure thereof, to notify the Borrowing Agent of the applicable request for disclosure of such non-public information (1) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (2) pursuant to legal process and (B) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Loan Party other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the

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

Obligations have been paid in full and this Agreement has been terminated. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Loan Party or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Loan Party hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provision of this Section 17.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the Obligations and the termination of this Agreement.

                  (b) Notwithstanding anything to the contrary set forth herein or in any of the Other Documents or any other written or oral understanding or agreement, (i) any obligations of confidentiality contained herein, in any of the Other Documents or any such other understanding or agreement do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transactions contemplated herein (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all persons the tax treatment and tax structuring of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulation
Section 1.6011-4; provided, that, each party recognizes that the privilege that it may, in its discretion, maintain with respect to the confidentiality of a communication relating to the transactions contemplated herein, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code, is not intended to be affected by the foregoing. Loan Parties do not intend to treat the Advances, loans and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event Loan Parties determine to take any action inconsistent with such intention, it will promptly notify Agent thereof. Each Loan Party acknowledges that one or more of Lenders may treat its Advances and loans as part of a transaction that is subject to Treasury Regulation Section 1.6011-4 or
Section 301.6112-1, and the Agent and such Lender or Lenders, as applicable, may file such IRS forms or maintain such lists and other records as they may determine is required by such Treasury Regulations.

         17.16 Publicity. Upon the prior consent of Loan Parties, which consent shall not be unreasonably withheld, each Loan Party hereby authorizes Agent to make appropriate announcements of the financial arrangement entered into among Loan Parties, Agent and Lenders, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate.

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         Each of the parties has signed this Agreement as of the day and year first above written.

                                     STANADYNE CORPORATION,
                                     as a Borrower and Loan Party

                                     By:    /s/ Stephen S. Langin
                                            ------------------------------------

                                     Name:  Stephen S. Langin

                                     Title: Vice President & Chief Financial
                                             Officer

                                     Address:    92 Deerfield Road
                                                 Windsor, Connecticut 06095-4209

                                     PRECISION ENGINE PRODUCTS CORP.,
                                     as a Borrower and Loan Party

                                     By:    /s/ Stephen S. Langin
                                            ------------------------------------

                                     Name:  Stephen S. Langin

                                     Title: Vice President & Chief Financial
                                             Officer

                                     Address:    92 Deerfield Road
                                                 Windsor, Connecticut 06095-4209

                                     STANADYNE AUTOMOTIVE HOLDING
                                     CORP., as a Guarantor and Loan Party

                                     By:    /s/ Stephen S. Langin
                                            ------------------------------------

                                     Name:  Stephen S. Langin

                                     Title: Vice President & Chief Financial
                                             Officer

                                     Address:    92 Deerfield Road
                                                 Windsor, Connecticut 06095-4209

                       [SIGNATURES CONTINUED ON NEXT PAGE]

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                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                     GMAC COMMERCIAL FINANCE LLC,
                                     as a Lender and as Administrative Agent and Collateral Agent

                                     By:    /s/ Frank A. Chiovari
                                            ------------------------------------

                                     Name:  Frank A. Chiovari

                                     Title: Director

                                     Address:   461 Fifth Avenue
                                                21st Floor
                                                New York, New York 10017

                                     Commitment Percentage: 30.7693%

                                     THE BANK OF NEW YORK,
                                     as a Lender and as Documentation Agent

                                     By:    /s/ Melinda A. White
                                            ------------------------------------

                                     Name:  Melinda A. White

                                     Title: Vice President

                                     Address:   123 Main Street, 4th Floor
                                                White Plains, New York 10602

                                     Commitment Percentage: 23.0769%

                       [SIGNATURES CONTINUED ON NEXT PAGE]

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                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                     WACHOVIA BANK, NATIONAL
                                     ASSOCIATION, as a Lender and as
                                     Syndication Agent

                                     By:    /s/ Kevin E. Burke
                                            ------------------------------------

                                     Name:  Kevin E. Burke

                                     Title: Senior Vice President

                                     Address:   205 Church Street
                                                New Haven, Connecticut 06510

                                     Commitment Percentage: 23.0769%

                                     NATIONAL CITY BANK,
                                     as a Lender

                                     By:    /s/ Christopher J. Hetz
                                            ------------------------------------

                                     Name:  Christopher A. Hetz

                                     Title: Assistant Vice President

                                     Address:   629 Euclid Avenue
                                                Cleveland, Ohio 44114

                                     Commitment Percentage: 23.0769%

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